================================================================================


                                 LOAN AGREEMENT

                         DATED AS OF DECEMBER 30, 1996

                                     AMONG



                               MAGNA GROUP, INC.


                                      AND


                             LASALLE NATIONAL BANK


                             THE LENDERS FROM TIME
                             TO TIME PARTIES HERETO

                                      AND

                             LASALLE NATIONAL BANK
                                    AS AGENT


================================================================================


                            INDEX
                            -----
                                                        Page No.
                                                        --------
  1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . .   1
                 1.1  General Terms. . . . . . . . . . . . .   1
                 1.2  Accounting Terms . . . . . . . . . . .  11
                 1.3  Certain Matters of Construction. . . .  12

  2.   LOANS; FEES; TERMS OF PAYMENT . . . . . . . . . . . .  12
                 2.1  Revolving Credit Facility  . . . . . .  12
                 2.2  Term Loan. . . . . . . . . . . . . . .  12
                 2.3  Borrowing Procedures . . . . . . . . .  13
                 2.4  Payments and Prepayments . . . . . . .  14
                 2.5  Pro Rata Treatment.. . . . . . . . . .  15
                 2.6  Non-Receipt of Funds by the Agent. . .  15
                 2.7  Sharing of Payments, Etc.. . . . . . .  16
                 2.8  Interest . . . . . . . . . . . . . . .  17
                 2.9  Fees . . . . . . . . . . . . . . . . .  19
                 2.10 Agent Monthly Statements . . . . . . .  20
                 2.11 Payment Dates. . . . . . . . . . . . .  20
                 2.12 Regulations Affecting Loans. . . . . .  20
                 2.13 Renewals:  Conversion and Continuation
                      of Revolving Loans . . . . . . . . . .  21
                 2.14 Indemnity. . . . . . . . . . . . . . .  22
                 2.15 Change in Legality . . . . . . . . . .  22
                 2.16 Unavailability of Deposits or
                      Inability to Ascertain, or Inadequacy
                      of Libor Rate. . . . . . . . . . . . .  23
                 2.17 Increased Cost and Reduced Return. . .  24
                 2.18 Discretion of Lenders as to Manner of
                      Funding. . . . . . . . . . . . . . . .  25

  3.   TERM OF THIS AGREEMENT; PREPAYMENTS . . . . . . . . .  25
                 3.1  Term . . . . . . . . . . . . . . . . .  25
                 3.2  Prepayment; Termination. . . . . . . .  25

  4.   CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . .  25
                 4.1  Closing; Conditions to Initial Loan and
                      Closing. . . . . . . . . . . . . . . .  26
                 4.2  Condition to All Loans . . . . . . . .  27

  5.   GENERAL CONTINUING WARRANTIES AND REPRESENTATIONS . .  28
                 5.1  Office . . . . . . . . . . . . . . . .  28
                 5.2  Existence. . . . . . . . . . . . . . .  29
                 5.3  Authority. . . . . . . . . . . . . . .  29
                 5.4  Validity . . . . . . . . . . . . . . .  29
                 5.5  No Breach  . . . . . . . . . . . . . .  29
                 5.6  Solvency . . . . . . . . . . . . . . .  29
                 5.7  Compliance With Laws . . . . . . . . .  29


                 5.8  Actions or Proceedings . . . . . . . .  30
                 5.9  Trademarks, Licenses, etc. . . . . . .  30
                 5.10 Financial Statements . . . . . . . . .  30
                 5.11 Conduct of Business. . . . . . . . . .  30
                 5.12 Environmental Laws . . . . . . . . . .  31
                 5.13 Permits and Licenses . . . . . . . . .  32
                 5.14 ERISA. . . . . . . . . . . . . . . . .  32
                 5.15 Other Names. . . . . . . . . . . . . .  32
                 5.16 Tax Obligations. . . . . . . . . . . .  33
                 5.17 Employee Controversies . . . . . . . .  33
                 5.18 Investment Company Act . . . . . . . .  33
                 5.19 Subsidiaries . . . . . . . . . . . . .  33
                 5.20 Full Disclosure. . . . . . . . . . . .  33

  6.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . .  34
                 6.1  Sale, Transfer or Encumbrance of Assets 34
                 6.2  Guaranties . . . . . . . . . . . . . .  34
                 6.3  Change in Business . . . . . . . . . .  34
                 6.4  Loans and Investments. . . . . . . . .  34
                 6.5  Affiliate Transactions . . . . . . . .  35
                 6.6  Consolidations, Mergers. . . . . . . .  35
                 6.7  Transactions Not in the Ordinary Course;
                      Liquidations . . . . . . . . . . . . .  35
                 6.8  Suspension of Business . . . . . . . .  36
                 6.9  Dividends, Distributions . . . . . . .  36
                 6.10 Unpermitted Uses of Loans. . . . . . .  36
                 6.11 ERISA. . . . . . . . . . . . . . . . .  36

       7.   AFFIRMATIVE COVENANTS - GENERAL. . . . . . . . .  36
                 7.1  Taxes. . . . . . . . . . . . . . . . .  36
                 7.2  Insurance. . . . . . . . . . . . . . .  36
                 7.3  Litigation . . . . . . . . . . . . . .  37
                 7.4  Books and Records. . . . . . . . . . .  37
                 7.5  Compliance with Laws . . . . . . . . .  37
                 7.6  Expense Reimbursements . . . . . . . .  38
                 7.7  ERISA Reportable Events. . . . . . . .  38

       8.   AFFIRMATIVE COVENANTS - REPORTING. . . . . . . .  38
                 8.1  Collateral Activity Report, Covenant
                      Compliance Certificates. . . . . . . .  38
                 8.2  Financial and Other Reports  . . . . .  39
                 8.3  Accounting Information . . . . . . . .  41
                 8.4  Other Information and Changes. . . . .  41

       9.   COVENANTS - FINANCIAL. . . . . . . . . . . . . .  41
                 9.1  Non-Performing Assets to Total Equity
                      Capital. . . . . . . . . . . . . . . .  41
                 9.2  Capitalization . . . . . . . . . . . .  42
                 9.3  Capital Guidelines . . . . . . . . . .  42

                                    ii

                 9.4  Return on Average Assets . . . . . . .  42
                 9.5  Funded Debt to Total Equity Capital. .  42
                 9.6  Total Equity Capital . . . . . . . . .  42

       10.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . .  42
                 10.1   Payment. . . . . . . . . . . . . . .  42
                 10.2   Breach of Covenants. . . . . . . . .  43
                 10.3   Breach of Representation . . . . . .  43
                 10.4   Attachment or Levy . . . . . . . . .  43
                 10.5   Voluntary Insolvency . . . . . . . .  43
                 10.6   Involuntary Insolvency . . . . . . .  43
                 10.7   Injunction . . . . . . . . . . . . .  43
                 10.8   Governmental Lien. . . . . . . . . .  44
                 10.9   Judgment . . . . . . . . . . . . . .  44
                 10.10  Other Indebtedness . . . . . . . . .  44
                 10.11  ERISA Reportable Event . . . . . . .  44

       11.  RIGHTS AND REMEDIES. . . . . . . . . . . . . . .  44
                 11.1 Rights and Remedies Generally. . . . .  45
                 11.2 Rights Cumulative. . . . . . . . . . .  45

       12.  TAXES AND EXPENSES . . . . . . . . . . . . . . .  45

       13.  CERTAIN WAIVERS. . . . . . . . . . . . . . . . .  46
                 13.1 Application of Payments. . . . . . . .  46
                 13.2 Demand, etc. . . . . . . . . . . . . .  46

       14.  NOTICES. . . . . . . . . . . . . . . . . . . . .  46

       15.  AGENT. . . . . . . . . . . . . . . . . . . . . .  47

       16.  CHOICE OF LAW AND VENUE. . . . . . . . . . . . .  51

       17.  INDEMNITY. . . . . . . . . . . . . . . . . . . .  52

       18.  GENERAL PROVISIONS . . . . . . . . . . . . . . .  52
                 18.1   Acceptance . . . . . . . . . . . . .  52
                 18.2   Binding Agreement. . . . . . . . . .  52
                 18.3   Section Headings.. . . . . . . . . .  53
                 18.4   Construction . . . . . . . . . . . .  53
                 18.5   Severability . . . . . . . . . . . .  53
                 18.6   Entire Agreement . . . . . . . . . .  53
                 18.7   No Fiduciary Relationship or Joint
                        Venture. . . . . . . . . . . . . . .  53
                 18.8   Publicity. . . . . . . . . . . . . .  53
                 18.9   Counterparts . . . . . . . . . . . .  54
                 18.10  Conflict . . . . . . . . . . . . . .  54

       19.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . .  54

                       LOAN AGREEMENT
                       --------------

       THIS LOAN AGREEMENT, dated as of December 30, 1996, is entered into among "Agent", "Lenders" and "Borrower"
(hereinafter defined).

                      R E C I T A L S:
                      ---------------

       A. Borrower has requested that Lenders make certain revolving and term loan financing accommodations available to Borrower, and Agent and Lenders are willing to make the accommodations requested by Borrower upon the terms and conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the parties' mutual agreements contained herein, the parties hereto agree as follows:

1.     DEFINITIONS

       1.1  GENERAL TERMS
            -------------
       As used in this Agreement, the following terms shall have the following definitions:

       "AFFILIATE" shall mean any Person (a) that directly
       -----------
or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Borrower,
(b) that directly or beneficially owns or holds five percent (5%) or more of any class of the interests of Borrower,
(c) five percent (5%) or more of whose voting stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest or economic value of which) is owned directly or beneficially or held by Borrower, or (d) five percent (5%) or more of whose voting stock (or in case of a Person which is not a corporation, five percent (5%) or more of the equity interest or economic value of which) is owned directly or beneficially or held by a Person referred to in
(a), (b) or (c) above.

       "AGENT" shall mean LaSalle National Bank in its
        -----
separate capacity as agent for Lenders.

       "APPLICABLE LENDING OFFICE" shall mean for Agent and
        -------------------------
each Lender and for each loan or extension of credit hereunder, the lending office of the Agent or Lender designated on the signature pages hereof or such other office of such Lender as such Lender may from time to time specify to the Agent and Borrower in writing as the office by which its Loans are to be made and maintained.

       "AGREEMENT" shall mean this Loan Agreement, any and
        ---------
all exhibits or schedules thereto, any and all concurrent or subsequent riders to this Loan Agreement and any extensions, supplements, amendments, modifications or restatements to or of this Loan Agreement and/or to or of any such rider.

       "ANNUALIZED NET INCOME" shall mean for any fiscal
        ---------------------
period, Borrower's actual year-to-date Consolidated Net Income for such fiscal period divided by the actual number of days in the year-to-date fiscal period, multiplied by the actual number of days in Borrower's Fiscal Year during which such fiscal period falls..

       "AUTHORIZED REPRESENTATIVE" shall mean G. Thomas
        -------------------------
Andes, Chairman of the Board and Chief Executive Officer, James
D. Jolley, Executive Vice President, Ronald Buerges, Executive Vice President and Chief Financial Officer, Jon Henderson, Senior Vice President and any other corporate officer designated in writing to Agent by any of the aforementioned officers.

       "BANK SUBSIDIARY" means any insured depository
        ---------------
institution (within the meaning of 12 U.S.C. Section 1813(c), as amended, supplemented or otherwise modified from time to time, which is controlled (within the meaning of 12 U.S.C.
Section 1841, as amended, supplemented or otherwise modified from time to time) by the Borrower or any Subsidiary of Borrower.

       "BENEFIT PLAN" shall mean an employee pension benefit
        ------------
plan of Borrower or an ERISA Affiliate, as defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA.

       "BORROWER" shall mean Magna Group, Inc., a Delaware
       ----------
corporation, with its chief executive office and principal place of business at 1401 S. Brentwood Boulevard, St. Louis,
Missouri 63144.

       "BORROWER'S BOOKS" shall mean all of Borrower's books
       ------------------
and records including, but not limited to: minute books; ledgers; records indicating, summarizing, or evidencing Borrower's assets, liabilities, and all information relating thereto; records indicating, summarizing, or evidencing Borrower's business operations or financial condition; records indicating, summarizing, or evidencing Borrower's compliance with or problems or activities concerning Laws; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information and any software necessary to operate the same.

       "BORROWER'S LOAN ACCOUNT" shall mean a loan account
       -------------------------
maintained by Agent on its books in which shall be recorded (i) all loans and advances made by Lenders to Borrower pursuant to this Agreement, (ii) all payments made by Borrower on all such loans and advances, and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all Out-of-Pocket Fees and Costs and interest; all such entries shall be made by Agent in accordance with Agent's customary accounting practices as in effect from time to time.

       "BUSINESS DAY" shall mean (a) any day other than a
       --------------
Saturday, Sunday, or other day on which banks in Illinois are required to be closed, and (b) relative to the making of Eurodollar Loans, any day on which dealings in Dollars are carried on in the interbank eurodollar market which also satisfies the criteria set forth in (a) above.

       "CAPITAL EXPENDITURES" shall mean, with respect to
       ----------------------
any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower during such period that are required by Generally Accepted Accounting Principles to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts in the balance sheet of Borrower.

       "CHANGE OF CONTROL" shall mean a change in the direct
       -------------------
or indirect power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by transfer of interests in any partnership or limited liability company, by transfer of interests in any partnership or limited liability company which is an owner of voting stock, by contract or otherwise.

       "CLOSING" shall have the meaning set forth in
       ---------
Section 4.1 hereof.
-----------

       "CODE" shall mean the Uniform Commercial Code of the
       ------
State of Illinois as in effect from time to time during the term hereof and any and all terms used in this Agreement which are not otherwise defined herein but are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code.

       "COMMITMENT" shall mean with respect to any Lender
       ------------
its Revolving Loan Commitment and Term Loan Commitment.

       "COMMITMENTS" shall mean collectively the Revolving
       -------------
Loan Commitments and the Term Loan Commitments.

       "CONSOLIDATED FINANCIAL STATEMENTS" means the
        ---------------------------------
Consolidated Financial Statements for Bank Holding Companies with Total Consolidated Assets of $150,000,000 or More, or With More Than One Subsidiary Bank - FRY-9C, filed by Borrower with the Regulatory Agencies, as such report may be amended or modified from time to time, and any similar report required to be filed by Borrower with any Regulatory Agency.

       "CONSOLIDATED NET INCOME" means, for any period, the
       -------------------------
consolidated net income of Borrower and its Subsidiaries during such period, determined in a manner consistent with the Generally Accepted Accounting Principles used in the preparation of Borrower's quarterly report on Form 10-Q filed with the Securities and Exchange Commission for Borrower's fiscal quarter ended September 30, 1996.

       "CONTRIBUTING SPONSOR" shall mean any person
       ----------------------
described in Section 4001(a)(13) of ERISA with respect to a
             -------------------
Benefit Plan.

       "CONVERSION DATE" shall have the meaning set forth in
       -----------------
Section 2.2 hereof.
-----------

       "DEFAULT RATE" shall have the meaning set forth in
       --------------
Section 2.8(B) hereof.
--------------

       "DOLLAR(S)" and the sign "$" shall mean lawful
       -----------
currency of the United States of America.

       "EFFECTIVE DATE" shall mean the date on which the
       ----------------
conditions precedent for initial loans under Section 4
                                             ---------
hereof have been satisfied and the initial Revolving Loans have been made.

       "ENVIRONMENTAL LAWS" shall mean any applicable laws,
       --------------------
statutes, rules, regulations, orders, consent decrees, permits or licenses of any governmental authority, relating to prevention, remediation, reduction or control of pollution, or protection of the environment, natural resources and/or human health and safety, including, without limitation, such applicable laws, statutes, rules, regulations, orders, consent decrees, permits or licenses relating to (a) solid waste and/or Hazardous Materials treatment, storage, disposal, general and transactions, (b) air, water, and noise pollution, (c) soil, ground, water or groundwater contamination, (d) the generation, handling, storage, transportation or Release into the environment of Hazardous Materials, and (e) regulation of underground and above ground storage tanks.

       "ERISA" shall mean the Employee Retirement Income
       -------
Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

       "ERISA AFFILIATE" shall mean each trade or business
       -----------------
(whether or not incorporated) which, together with Borrower, would be treated as a single employer under Section 4001(a)(14) of ERISA or IRC Section 414(b), (c), (m), (n) or (o), as applicable.

       "EURODOLLAR LOAN" shall mean any Loan with respect to
       -----------------
which the Borrower shall have selected an interest rate based on the Libor Rate in accordance with the provisions of Section 2.3(a) of this Agreement; provided, however, that there shall not be in excess of five (5) Eurodollar Loans outstanding at any one time.

       "EVENT OF DEFAULT" shall mean the occurrence of any
       ------------------
one or more of the events set forth in Section 10 of this
                                       ----------
Agreement.

       "EXCESS INTEREST" shall have the meaning set forth in
       -----------------
Section 2.8(c) hereof.
--------------

       "FAIR VALUE" shall mean Borrower's assets and
       ------------
liabilities as determined in accordance with Generally Accepted Accounting Principles, except that assets shall be reflected at present fair saleable value and liabilities shall reflect a complete statement of liabilities, fixed or contingent, direct or indirect, disputed or undisputed, whether or not required to be reflected on a balance sheet prepared in accordance with Generally Accepted Accounting Principles.

       "FASB" shall mean the Financial Accounting Standards
       ------
Board.

       "FEDERAL FUNDS EFFECTIVE RATE" shall mean for any
       ------------------------------
day, a fluctuating rate of interest equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York; or (ii) if such rate is not so published for any day, the average of the quotations for such day on such transactions received by Agent from three (3) federal funds brokers of recognized standing selected by it.

       "FISCAL YEAR" shall mean with respect to Borrower,
       -------------
the fiscal accounting period of Borrower each year ending on December 31 of each calendar year.

       "FUNDED DEBT" of a Person means all Indebtedness for
       -------------
borrowed money of such Person having a maturity (or extendable to a maturity at the option of such Person) of more than one year from the date of the creation thereof.

       "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall
       ------------------------------------------
mean, with respect to any date of determination, generally accepted accounting principles as used by the Financial
Accounting Standards Board and/or the American Institute of
Certified Public Accountants consistently applied and maintained throughout the periods indicated.

       "HAZARDOUS MATERIALS" shall mean any flammable or
       ---------------------
explosive materials, petroleum (including crude oil and its fractions), radioactive materials, hazardous wastes, toxic substances or related hazardous materials, including without limitation polychlorinated biphenyls, friable asbestos, and any substances defined as, or included in the definition of toxic or hazardous substances, wastes, or materials under any federal or applicable state or local laws, ordinances, rules or regulations including Environmental Laws.

       "HOMELAND" shall have the meaning set forth in
       ----------
Section 9.6 of this Agreement.
-----------

       "INDEBTEDNESS" shall mean, with respect to any
       --------------
Person, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise, including without limitation accounts payable and accrued indebtedness owed by such Person or any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (b) indebtedness guaranteed in any manner by such Person, including guarantees in the form of an agreement to repurchase or reimburse, (c) obligations under leases which shall have been or should be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases, in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, and (d) any unfunded obligation of such Person to any Benefit Plan or Multi-employer Plan.

       "INDEMNIFIED PERSONS" shall have the meaning set
       ---------------------
forth in Section 17 hereof.
         ----------

       "INSOLVENCY PROCEEDING" shall mean, with respect to
       -----------------------
any Person, any proceeding commenced by or against such Person, under any provision of the United States Bankruptcy

Code, as amended, or under any other bankruptcy, reorganization or insolvency law, or any assignment for the benefit of creditors, formal or informal moratorium, compositions or extensions with some or all creditors of such Person.

       "INTEREST PERIOD" shall mean: (i) as to any
       -----------------
Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and (ii) as to any Reference Rate Loan, the period commencing on the date of such Reference Rate Loan and ending on the earlier of (A) the last Business Day of each calendar month, and (B) the expiration or earlier termination of this Agreement; provided, however, that
(i) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) no Interest Period with respect to any Revolving Loan shall end later than the Revolving Loan Termination Date, (iii) no Interest Period with respect to the Term Loan shall end later than the Term Loan Termination Date, and (iv) interest shall accrue from and including the first day of an Interest Period to and excluding the last day of such Interest Period.

       "IRC" shall mean the Internal Revenue Code of 1986,
       -----
as amended, and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

       "JUDICIAL OFFICER OR ASSIGNEE" shall mean any
       ------------------------------
trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other Person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian, or assignee for the benefit of creditors.

       "LAWS" means all ordinances, statutes, rules,
       ------
regulations, codes, orders, injunctions, writs or decrees of any government, whether federal, state, municipal or local, of any political subdivision or agency thereof, or of any court, board or similar entity established by any of the foregoing having jurisdiction over the property, assets, business or operations of a Person.

       "LASALLE" shall mean LaSalle National Bank, a
       ---------
national banking association, located at 120 South LaSalle
Street, Chicago, Illinois 60603.

       "LENDER" shall mean the individual reference to
        ------
LaSalle, in its capacity as a Lender hereunder and each of the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

       "LENDERS" shall mean the collective reference to
        -------
LaSalle, in its capacity as Lender, and the other lending institutions listed on the signature pages of this Agreement and their successors and assigns.

       "LIBOR RATE" shall mean, with respect to any
       ------------
Eurodollar Loan for any Interest Period, the interest rate per annum equal to the quotient obtained by dividing (x) the rate of interest determined by Agent to be the average of the rate per annum at which deposits in U.S. dollars are generally offered in the London Interbank Bank at 11:00 A.M. London time, two (2) Business Days before the first day of such Interest Period, for a period equal to such Interest Period and in the amount of the applicable Eurodollar Loan, by (y) the difference between one hundred percent (100%) and any applicable reserve requirements (rounded upward to the nearest whole multiple of one hundredth (1/100) of one percent (1%) per annum), including, without limitation, any statutory maximum requirement for Lenders to hold reserves for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or any similar reserves under any successor regulation or regulations).

       "LIEN" shall mean any mortgage, deed of trust,
       ------
pledge, fixed or floating charge, lien, security interest, or encumbrance or security arrangement of any nature whatsoever, whether arising by written or oral agreement or by operation of law, including without limitation any conditional sale or title retention arrangement and any assignment, deposit arrangement or lease intended as or having the effect of, security.

       "LOAN DOCUMENTS" shall mean all agreements,
       ----------------
instruments and documents, including without limitation this Agreement, the Notes, all amendments, supplements, restatements and renewals thereof, and all other written matter, whether heretofore, now or hereafter executed by or on behalf of Borrower, or any other Person in connection with the Obligations or the transactions contemplated hereby (including without limitation any guarantor of the Obligations), and delivered to Agent or Lenders, together with all agreements, instruments and documents referred to therein or contemplated thereby whether heretofore, now or hereafter executed by or on behalf of Borrower or any such other Persons and delivered to Agent or Lenders, and all amendments, supplements, restatements and renewals thereof, but not including any proposal letter, commitment letter or other comparable documents delivered by Agent prior to the date hereof and not expressly incorporated herein and made a part hereof.

       "LOANS" shall mean individually, the Revolving Loans
       -------
or the Term Loans and, collectively, the Revolving Loans and Term Loan.

       "LOSSES" shall have the meaning set forth in
       --------
Section 17 hereof.
----------

       "MAJORITY LENDERS" shall mean, at any time, while no
        ----------------
Obligations are outstanding, Lenders having at least 67% of the aggregate amount of the Commitments and, at any time while Obligations are outstanding, Lenders holding at least 67% of the outstanding aggregate principal amount of the Obligations.

       "MATERIAL ADVERSE EFFECT" shall mean (i) any
       -------------------------
materially adverse change in the business, operations, condition (financial or otherwise) or properties of Borrower or its Subsidiaries, or (ii) any fact or circumstance as to which singly or in the aggregate, there is a reasonable possibility of (A) a materially adverse change described in (i) above with respect to Borrower or its Subsidiaries or (B) the inability of Borrower to perform in any material respect its obligations under this Agreement or the other Loan Documents or the inability of Agent or Lenders to enforce in any material respect their rights under this Agreement or the other Loan Documents.

       "MAXIMUM FACILITY" shall mean $100,000,000.
       ------------------

       "MULTIEMPLOYER PLAN" shall mean a plan described in
       --------------------
Section 4001(a)(3) of ERISA which covers employees of Borrower or any ERISA Affiliate.

       "NEGOTIABLE COLLATERAL" shall mean a letter of
       -----------------------
credit, advice of credit, instrument, money, negotiable document, warehouse receipt, bill of lading, letter of credit, certificated security, certificate of title, certificate of deposit, chattel paper, or similar property, and proceeds thereof.

       "NON-PERFORMING ASSETS" means the total of Borrower's
       -----------------------
and its Subsidiaries' (i) Non-Performing Loans, (ii) Other Real Estate Owned, and (ii) without duplication for amounts included as Other Real Estate Owned, property acquired pursuant to in substance foreclosures.

       "NON PERFORMING LOANS" means the total of
       ----------------------
Borrower's and it's Subsidiaries' (i) loans which are on a nonaccrual status, (ii) loans which are past due 90 days or more and are still accruing interest, and (iii) loans and leases restructured and in compliance with such modified terms, in each case determined in a manner consistent with that used in preparing Borrower's Consolidated Financial Statements.

       "NOTES" shall mean the Revolving Loan Notes and Term
       -------
Loan Notes.

       "OBLIGATIONS" shall mean all loans, advances,
       -------------
overdrafts, debts, liabilities (including without limitation any and all amounts charged to Borrower's account pursuant to any agreement authorizing Agent to charge Borrower's Loan Account), obligations, covenants, lease payments, guarantees and duties owing by Borrower to Agent or Lenders of any kind or description (whether advanced pursuant to or evidenced by this Agreement, by the Revolving Loan Notes and Term Loan Notes, by any other Loan Document or other agreement, instrument or document or otherwise), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including without limitation any debt, liability or obligation owing from Borrower to another Person which Agent or Lenders may have obtained by assignment of which notice is provided to Borrower (or otherwise as a result of a payment made by Agent or Lenders on behalf of Borrower as permitted under this Agreement or any other Loan Documents) and further including without limitation all interest, all Out-of-Pocket Fees and Costs which Borrower is required to pay or reimburse by this Agreement or any other Loan Document, by law or otherwise.

       "OTHER REAL ESTATE OWNED" means Other Real Estate Owned
       -------------------------
as defined in 12 C.F.R. Section 7.3025 (1989), as such regulation may be amended or supplemented from time to time, determined in a manner consistent with that used in preparing the Borrower's Consolidated Financial Statements.

       "OUT-OF-POCKET FEES AND COSTS" shall have the
       ------------------------------
meaning set forth in Section 2.9(c) hereof.
                     --------------

       "PBGC" shall mean the Pension Benefit Guaranty
       ------
Corporation or any successor agency.

       "PARTICIPANT" shall mean any Person now or from time
       -------------
to time hereafter participating with Lenders in any of the Loans made or issued by Lenders to Borrower pursuant to this Agreement.

       "PERMITTED LIENS" shall have the meaning set forth in
       -----------------
Section 8.1 hereof.
-----------

       "PERSON" shall mean any individual, sole
       --------
proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity or governmental entity.

       "POTENTIAL DEFAULT" shall mean any event which
       -------------------
through the passage of time, service of notice or both, would mature into an Event of Default.

       "PROHIBITED TRANSACTION" shall mean any
        -----------------------
transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Sections 4975(c)(2) or (d) of the IRC, and which could result in any excise tax, fine, penalty or other liability being imposed on Borrower.

       "PRO RATA SHARE" shall mean, with respect to any
        --------------
Lender, a fraction (expressed as a percentage), the numerator of which shall be the aggregate amount of such Lender's
Commitment and the denominator of which shall be the aggregate
Commitments.

       "RATE" shall have the meaning set forth in Section
       ------                                     -------
2.8(A) hereof.
------

       "REFERENCE RATE" shall mean the greater of (i)
       ----------------
variable per annum rate of interest announced from time to time by LaSalle at its corporate headquarters in Chicago, Illinois, as its Prime Rate or equivalent rate, or (ii) the Federal Funds Effective Rate in effect from time to time, plus one-half of one percent (.50%) per annum. The "Prime Rate" is one of LaSalle's index rates and merely serves as a basis under which effective rates of interest are calculated for loans making reference thereto and may not be the lowest or best rate at which LaSalle calculates interest or extends credit.

       "REFERENCE RATE LOAN" shall mean any Loan with
       ---------------------
respect to which Borrower shall have selected an interest rate based upon the Reference Rate in accordance with the provisions of Section 2.3(a) of this Agreement.

       "REGULATORY AGENCIES" means any national, federal,
       ---------------------
state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, foreign or domestic.

       "REGULATORY CAPITAL REPORTS" means all reports
       ----------------------------
required to be filed by the Borrower or any of the Bank Subsidiaries by the Regulatory Agencies having jurisdiction over Borrower or any of the Bank Subsidiaries, containing calculations of capital and capital ratios of Borrower and/or such Bank Subsidiaries.

       "RELEASE" shall mean any actual or threatened past,
       ---------
present or future releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, seeping, injecting, escaping, leaching, dumping or disposing, whether intentional or not.

       "REPORTABLE EVENT" shall mean a reportable event
       ------------------
described in Section 4043 of ERISA or the regulations thereunder, for which the thirty (30) day notice requirement has not been waived.

       "RETURN ON AVERAGE ASSETS" shall mean Annualized Net
       --------------------------
Income divided by Total Consolidated Average Assets.
       ----------

       "REVOLVING LOAN COMMITMENT" shall mean as to each
       --------------------------
Lender, the amount set forth opposite its name on the signature pages hereto under the heading "Revolving Loan Commitment."

       "REVOLVING LOAN COMMITMENT PERCENTAGE" shall mean as
       -------------------------------------
to any Lender, the percentage set forth opposite its name on the signature pages hereto under the heading "Revolving Loan
Commitment Percentage".

       "REVOLVING LOAN NOTES" shall have the meaning set
       ----------------------
forth in Section 2.1 hereof.
         -----------

       "REVOLVING LOAN TERMINATION DATE" shall have the
       ---------------------------------
meaning set forth in Section 2.1 hereof.
                     -----------

       "REVOLVING LOANS" shall have the meaning set forth in
       -----------------
Section 2.1 hereof.
-----------

       "SUBSIDIARY" shall mean any corporation of which
       ------------
more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or by one or more of its Subsidiaries. Notwithstanding the foregoing, "Subsidiary" of the Borrower shall also mean any Bank Subsidiary, or any partnership, limited liability company or joint venture of which more than fifty percent (50%) of the outstanding equity or ownership interests are at the time, directly or indirectly, owned by Borrower or by one or more of its Subsidiaries.

       "TERM LOANS" shall have the meaning set forth in
       ------------
Section 2.2 of this Agreement.
-----------

       "TERM LOAN COMMITMENT" shall mean as to each Lender,
        --------------------
the amount set forth opposite its name on the signature pages hereto under the heading "Term Loan Commitment".

       "TERM LOAN COMMITMENT PERCENTAGE" shall mean, as to
        -------------------------------
any Lender, the percentage set forth opposite its name on the signature pages hereto under the heading "Term Loan Commitment
Percentage".

       "TERM LOAN NOTES" shall have the meaning set forth in
       -----------------
Section 2.2 of this Agreement.
-----------

       "TERM LOAN TERMINATION DATE" shall have the meaning
       ----------------------------
set forth in Section 2.2 of this Agreement.
             -----------

       "TOTAL CONSOLIDATED ASSETS" shall mean the Borrower's
       ---------------------------
total consolidated assets determined in a manner consistent with Generally Accepted Accounting Principles used in the preparation of Borrower's quarterly report on Form 10-Q filed with the Securities and Exchange Commission for Borrower's fiscal quarter ended September 30, 1996.

       "TOTAL CONSOLIDATED AVERAGE ASSETS" shall mean for
       -----------------------------------
any fiscal period, Borrower's Total Consolidated Assets for each day in the year-to-date fiscal period divided by the actual number of days in the year-to-date fiscal period.

       "TOTAL EQUITY CAPITAL" means the Borrower's total
       ----------------------
equity capital determined in a manner consistent with that used in preparing Borrower's consolidated financial statements for its fiscal year ending December 31, 1995.

       "UNCURED DEFAULT" shall mean an Event of Default
       -----------------
which shall be continuing.

       1.2  ACCOUNTING TERMS
            ----------------

       Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Generally Accepted Accounting Principles. In the event that changes in Generally Accepted Accounting Principles shall be mandated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants or any similar accounting body of comparable standing, or shall be recommended by Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof as contemplated by this Agreement at the time of execution hereof, then in such event such changes shall be followed in defining such accounting terms only after the Borrower and Agent shall have agreed to amend this Agreement to reflect the original intent of such terms in light of such changes, and such terms shall continue to be applied and interpreted without such change until such agreement.

       1.3  CERTAIN MATTERS OF CONSTRUCTION.
            -------------------------------

       The terms "herein" "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. The Recitals to this Agreement are incorporated into this Agreement in their entirety and deemed to be a part hereof.

2.     LOANS; FEES; TERMS OF PAYMENT

       2.1  REVOLVING CREDIT FACILITY
            -------------------------

       Subject to the terms and provisions of this Agreement including without limitation, that no Event of Default or Potential Default has occurred and all other conditions precedent to lending under Section 5 hereof have been
                           ---------
satisfied, upon the request of Borrower, made at any time and from time to time prior to December 30, 1999 (the "Revolving Loan Termination Date"), or such earlier date as Borrower elects to convert the outstanding principal balance of the Revolving Loan to Term Loans as provided in Section 2.2
                                            -----------
below, each of the Lenders severally and not jointly agrees to make loans and advances (hereinafter individually referred to as a "Revolving Loan" and collectively as "Revolving Loans") to Borrower from time to time in the amount of each Lender's Revolving Loan Commitment Percentage of the Revolving Loans requested by Borrower so long as the aggregate amount of the Revolving Loans outstanding at any time does not exceed the Maximum Facility, and in the case of each Lender, up to but not exceeding each Lender's Revolving Loan Commitment.

       The Revolving Loans shall be evidenced by, and repayable
in accordance with, Revolving Loan Notes substantially in the form of Exhibit 2.1 ("Revolving Loan Notes").
        -----------

       2.2  TERM LOAN
            ---------

       Subject to the terms and provisions of this Agreement, at any time prior to the Revolving Loan Termination Date and upon fulfillment of all the conditions precedent to any Loans under
Section 5 hereof, Borrower may elect by notice in writing to Agent and Lenders, to convert the outstanding principal balance of the Revolving Loans to term loans for a term commencing on the Conversion Date and ending not later than December 30,

2002, and each of the Lenders, severally and not jointly, agree to make a term loan to Borrower in the amount of its Term Loan Commitment Percentage of the outstanding principal balance of the Revolving Loans, but in no event more than its Term Loan Commitment (each a "Term Loan" and collectively the "Term Loans"). The Revolving Loans shall convert into the Term Loans upon the fifth (5th) Business Day following the date of notice to convert from Borrower to Agent and Lenders ("Conversion Date"), which notice shall specify the term elected by Borrower. The Term Loans shall be evidenced by, and repayable in accordance with, the Term Loan Notes substantially in the form of Exhibit 2.2 ("Term Loan Notes") providing for
        -----------
repayment of the outstanding principal balance thereof in equal quarterly installments based upon the term elected by Borrower, with a final payment of all outstanding principal and interest on the expiration of the term selected by Borrower ("Term Loan Termination Date"). Borrower shall execute and deliver a Term Loan Note to each Lender for its Term Loan, dated as of the Conversion Date, prior to the Conversion Date.

       2.3  BORROWING PROCEDURES.
            --------------------

       (a) Agent shall have received, on or before 11:00 a.m. Chicago time, on the day a Loan is to be made, if a Reference Rate Loan, or three (3) Business Days prior to the date a Loan is to be made, if a Eurodollar Loan, (i) an oral request from Borrower for a Loan in a specific amount (and a request in writing, which shall be delivered to Agent on the same Business Day, executed by an Authorized Representation of Borrower), (ii) designation whether the Loan is to be a Eurodollar Loan or a Reference Rate Loan, and if such Loan is to be a Eurodollar Loan, the Interest Period or Interest Periods with respect thereto, and (iii) copies of all other documents which the Borrower is required to deliver to Agent hereunder. If such request for a Loan is received by Agent before 11:00 a.m. Chicago time on the day a Reference Rate Loan is to be made before 11:00 a.m. Chicago time three (3) Business Days prior to the date a Eurodollar Loan is to be made, subject to the other terms and conditions of this Agreement, Agent will make such Loan on the applicable day on which such Loan is to be funded hereunder, subject to any delays beyond Agent's reasonable control, provided that Agent shall not be liable for any damages or liabilities for the failure to so make any Loan on the day requested unless such failure was due to Agent's gross negligence or wilful misconduct. If no election as to the type of Loan is specified in any such notice by Borrower, then such Loan shall be a Reference Rate Loan. If no Interest Period is specified with respect to a Eurodollar Loan in such notice, then Borrower shall be deemed to have selected an Interest Period of one month's duration. Each request for a Reference Rate Loan shall be in a minimum amount of $100,000. Notwithstanding anything contained in this Agreement to the contrary, Borrower may not have more than five (5) Eurodollar Loans outstanding at any one time, and each request for a Eurodollar Loan shall be in a minimum initial increment of $5,000,000.

       (b) Upon receipt by Agent of a notice from Borrower of a request for a Loan, Agent shall promptly, but not later than 1:00 p.m. Chicago time on the date of receipt, notify Lenders of the amount, term and proportionate share of such Loan to be funded by each Lender. Two (2) Business Days prior to the date specified for funding of such Eurodollar Loan in the notice from Borrower provided under (a) above, Agent shall notify Lenders and Borrower of the Libor Rate in effect for such Eurodollar Loan. Each Lender shall make available its proportionate share of any Loan, by federal funds wire transfer to Agent at Agent's Applicable Lending Office, in immediately available funds, by not later than 2:00 p.m. Chicago time, on the date specified for a Loan hereunder as provided in (a) above. The amount of any Loan shall, subject to the terms of this Agreement, be made available to Borrower by depositing same, in immediately available funds, in an account of Borrower, as designated by Borrower, maintained at Agent's Applicable Lending Office, or by wiring the same, in immediately available funds, to any account specified by Borrower in its notice of borrowing.

       (c) The failure of any Lender to make any Loan to be made by it on any date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan.

       2.4  PAYMENTS AND PREPAYMENTS.
            -------------------------

       (a) Borrower shall make each payment in respect of the principal of and interest on the Revolving Loans, Term Loans and any other payments due under this Agreement not later than 12:00 p.m. Chicago time on the day when due, in Dollars, to the Agent for the account of each Lender at the Agent's Applicable Lending office in Chicago, Illinois in immediately available funds.

       (b) After the occurrence of an Event of Default, any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of Borrower with such Lender and shall give notice thereof to the Agent and Borrower, provided the failure to give such notice does not affect the validity of such debit.

       (c) Borrower shall, at the time of making such payment under this Agreement, the Revolving Credit Notes, or the Term Loan Notes, specify to the Agent the Loans or other amounts payable by Borrower hereunder to which such payment is to be applied; provided that all such payments shall be applied prorata with respect to the Loans so specified due to each of the Lenders (and in the event that it fails to so specify, or if an Event of Default has occurred and is an Uncured Default, the Agent shall distribute such payment to the Lenders in such manner as Agent may determine to be appropriate, subject to Section
            2.5 hereof).

       (d) Each payment received by the Agent under this Agreement, any Revolving Credit Note, or Term Loan Note for account of a Lender shall be paid promptly to such Lender on the same Business Day of receipt by Agent if received by 12:00 p.m. Chicago time, or otherwise on the next successive Business Day, at the Applicable Lending Office for the Revolving Loan or other obligation in respect of which such payment is made.

       (e)  Subject to Section 2.14 of this Agreement and
                       ------------
            except as otherwise provided herein, any prepayment of the Obligations by Borrower shall be without premium or penalty, other than the imposition of the Default Rate of interest, where applicable. Except as otherwise provided herein, any prepayments of the Term Loans shall be applied pro rata to the installments due thereunder in the inverse order of their maturity.

       (f) Upon the occurrence of a Change of Control Lenders Commitments shall terminate and Borrower shall make a mandatory prepayment of the outstanding balance of the Obligations within ninety (90) days of the occurrence of such Change of Control, or such earlier date as such Obligations may be due or declared due under any other provision of this Agreement.

       2.5  PRO RATA TREATMENT.
       ---  -------------------

       Except to the extent otherwise provided herein: (i) each borrowing from the Lenders, and each payment of any fee under
Section 2.12 hereof, shall be made for the account of the
------------
Lenders, according to their respective Pro Rata Shares;
(ii) each payment of principal of the Loans by Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Lenders; and (iii) each payment of interest by Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders.

       2.6  NON-RECEIPT OF FUNDS BY THE AGENT.
            ---------------------------------

       Unless the Agent shall have been notified by a Lender or Borrower (the "Payor") prior to the date on which the Payor is scheduled to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of Borrower) a payment to the Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such Payment shall, on demand, repay to the

Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Default Rate for such period and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid. Notwithstanding the foregoing to the contrary, the Agent shall not charge the Lenders, and the Lenders shall not be responsible to pay the Agent, any interest described in this Section 2.6 to the extent such interest has otherwise been paid by Borrower to the Agent.

       2.7  SHARING OF PAYMENTS, ETC.
            -------------------------

       (a) Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender might otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of Borrower at any of its offices, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, which is not paid when due subject to any applicable grace periods (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and the Agent thereof, provided that such Lender's failure shall not affect the validity thereof.

       (b) If any Lender (i) shall obtain payment of any principal of or interest on any Loan made by it to Borrower under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, whether or not under Section 2.7(a) above, and, as a
                         --------------
            result of such payment, such Lender shall have received a greater percentage of the Obligations with respect to the Loans then due hereunder by Borrower to such Lender than the percentage of the Obligations received by the other Lender, or
            (ii) such Lender's percentage of the outstanding Obligations relating to Loans is less than its Pro Rata Share of such Obligations, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders (or in interest due thereon or other Obligations with respect to the Loans due to such Lender, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that (x) each Lender shall have made advances of Obligations relating to Loans according to its Pro Rata Share of its Commitment of such Obligations, and (y) all of the Lenders shall share the benefit of such excess payment (net of any expense which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid Obligations with respect to the Loans due to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

       (c) Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Obligations with respect to the Loans due to any other Lender (or in interest due thereon, as the case may be) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such other Lenders were a direct holder of Loans in the amount of such participation.

       (d)  Nothing contained herein shall require any Lender
            to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a payment or set-off to which this
            Section 2.7 applies, such Lender shall, to the
            -----------
            extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
            Section 2.7 to share in the benefits of any
            -----------
            recovery on such secured claim.

       2.8  INTEREST
            --------

       (a)  RATE.  All Obligations owed by the Borrower to
            -----
            Lenders (except for Eurodollar Loans and those Obligations evidenced by a note other than Notes, or covered by any other Section of this Agreement or other agreement which specifically provides for a rate of interest different from that provided for herein) shall bear interest, on the unpaid principal balance thereof, at a rate per annum (computed on the basis of the actual number of days elapsed over a 360 day year) (the "Rate") equal to the Reference Rate, payable monthly in arrears on the first Business Day of each calendar month.

            Subject to the provisions of Section 2 of this
                                         ---------
            Agreement, each Eurodollar Loan shall bear interest on the unpaid principal balance thereof at a rate per annum (computed on the basis of the actual number of days elapsed over a 360-day year) equal to the Libor Rate for the Interest Period in effect for such Loan, plus .90% Interest on Eurodollar Loans for 1, 2, 3 or 6-month Interest Periods shall be payable in arrears on the last day of the applicable Interest Period. Interest on Eurodollar Loans for a 6-month Interest Period shall be payable in arrears on the 90th day following funding of such Eurodollar Loan by Lenders and on the last day of such Interest Period.

            In addition to calculations of the Rate as provided above, in the event that the Reference Rate announced is, from time to time hereafter, changed, adjustment in the Rate shall be made on the effective date of such change in the Reference Rate. The Rate, as adjusted, shall apply to all Obligations (except as provided above with respect to Eurodollar Loans or where otherwise specifically provided) owed on the date following the date on which the adjustment is made and shall continue to apply to such

            Obligations owed during succeeding months until the Reference Rate is adjusted again. Agent shall use reasonable efforts to notify Borrower of each change in the Reference Rate as soon as practicable, but Borrower's obligation to pay all interest at the Rate and Default Rate as provided in this Agreement shall not be affected by, nor shall Agent have any liability for, any failure to so notify Borrower.

       (b)  DEFAULT RATE.  Notwithstanding the foregoing, the
            ------------
            Obligations shall bear interest, from and after the occurrence of an Event of Default and for so long as an Event of Default shall be an Uncured Default and without constituting a waiver of any such Event of Default, on the balances owing from time to time, at a rate per annum equal to Two percentage points above the Rate (the "Default Rate"), payable on demand.

       (c)  MAXIMUM INTEREST.  It is the intention of Agent
            ----------------
            and Borrower to comply with the laws of the State of Illinois, and notwithstanding any provision to the contrary contained herein or in the other Loan Documents, Borrower shall not be required to pay, and Agent shall not be permitted to collect, any amount in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined to have been provided for by a court of competent jurisdiction in this Agreement or in any of the other Loan Documents, then in such event (i) the provisions of this Section shall govern and control;
            (ii) Borrower shall not be obligated to pay any Excess Interest; (iii) any Excess Interest that Agent may have received hereunder shall be, at Agent's option, (A) applied as a credit against either the outstanding principal balance of the Loans or accrued and unpaid interest hereon, (B) refunded to the payor thereof, or (C) any combination of the foregoing; (iv) the interest rate(s) provided for herein shall be automatically reduced to the maximum rate allowed under applicable law, and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (v) Borrower shall not have any action against Agent for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if any interest payment or other charge or fee payable hereunder or under any of the other Loan Documents exceeds the maximum amount then permitted by applicable law, then to the extent permitted by law, Borrower shall be obligated to pay the maximum amount then permitted by applicable law and Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder or under any of the other Loan Documents (in the absence of such restraint imposed by applicable law) have been paid in full.

       (d)  CHARGES TO LOAN ACCOUNT.  Agent may, upon notice
            -----------------------
            to Borrower, at its option, charge any interest and fees payable hereunder or under any of the other Loan Documents to Borrower's Loan Account, and any amounts so charged shall thereupon constitute Obligations hereunder and shall thereafter accrue interest as provided for in this Agreement.

       2.9  FEES
            ----

       In consideration of Lenders' establishing the Maximum
Facility hereunder and making of the Loans hereunder, Borrower shall pay to Agent for the benefit of Agent or Lenders, as applicable, the following fees and charges:

       (a)  FACILITY FEE.  A facility fee payable quarterly,
            ------------
            in arrears, on the first day of each calendar quarter commencing January 1, 1997, equal to .10% per annum (computed on the basis of a year consisting of 360 days) of the Maximum Facility.

       (b)  AGENCY FEE.  An agency fee payable to Agent as
            ----------
            set forth in the letter agreement between Borrower and Agent regarding same.

       (c)  OUT-OF-POCKET FEES, COSTS AND EXPENSES.  All
            --------------------------------------
            reasonable out-of-pocket fees, costs and expenses ("Out-of-Pocket Fees and Costs"), incurred by Agent or Lenders in connection with (i) any bank charges in connection with opening and maintaining and transferring funds from any depository account and depositing funds for collection by Agent on account of the Obligations; (ii) wire transfer fees in connection with Agent's forwarding to Borrower the proceeds of Loans hereunder; (iii) photocopying and other mechanical or electronic reproduction expenses in connection with Agent's rights of inspection under this Agreement or any other Loan Document or in connection with any service utilized by Agent to perform such functions; (iv) expenses in connection with the documentation, negotiation and closing of the Revolving Loans and Term Loans (including any and all amendments or waivers with respect hereto),
            (v) the reasonable fees, costs and expenses for attorneys and paralegals (A) incurred by Agent in connection with the documentation, negotiation and Closing of the Loans described herein up to the aggregate sum of $5,000, or incurred by Agent or Lenders in connection with any and all amendments or waivers with respect thereto entered into at or after the Closing of the Loans, and the enforcement of Agent's and Lender's rights hereunder and under the other Loan Documents, (B) incurred by Agent, Lenders or any Participants in connection with any suit by or involving Agent, Lenders or any Participant in enforcing or defending this Agreement or any portion hereof, including without limitation, attorneys' and paralegals' fees and costs incurred in connection with appellate proceedings in any appeals court, and (C) incurred by Agent, Lenders or any Participants obtaining advice and legal services with respect to drafting, negotiating, amending, restating, restructuring, terminating, enforcing or defending this Agreement, or any portion hereof or any of the other Loan Documents, whether or not suit is brought.
             All such Out-of-Pocket Fees and Costs shall be part
            of the Obligations, payable on demand.

       2.10 AGENT MONTHLY STATEMENTS.
            -------------------------

       Agent shall render monthly statements of the Obligations owing by Borrower to Lenders, including statements of all principal, interest, and Out-of-Pocket Fees and Costs owing, and such statements shall be prima facie evidence to be
                             ----- -----
correct and accurate and constitute an account stated between Borrower and Lenders unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Agent, by registered or certified mail, at Agent's place of business indicated in Section 14 hereof, written objection thereto
             ----------
specifying the error or errors, if any, contained in any such statement. Any balance credited to Borrower's account, less monies remitted, paid or otherwise advanced by Agent to or for Borrower's account and any amounts that Agent may be obligated to pay in the future, and less any other sums due to Agent or Lenders as provided in this Agreement, shall be remitted to Borrower when all Obligations owed by Borrower to Agent or Lenders have been paid in full.

       2.11 PAYMENT DATES.
            --------------

       Any payment due under this Agreement on any day other than a Business Day shall be due on the next succeeding
Business Day, and such payment shall bear interest in accordance herewith until actually received.

       2.12 REGULATIONS AFFECTING LOANS.
            ----------------------------

       If (a) Regulation D or any other regulation of the Board of Governors of the Federal Reserve System or any other Federal regulation, or (b) after the date hereof, the adoption of any applicable law, rule or regulation, or any change, amendment to, deletion from or revision, modification or other change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or by any court, or compliance by Agent, Lenders or any Participant with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                 (i)  shall impose, modify or deem applicable
                      any reserve (including, without
                      limitation, any reserve imposed by the
                      Federal Reserve Board), special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, Agent, Lenders or any Participant; or

                 (ii) shall impose on Agent, Lenders or any
                      Participant any other condition affecting the Loans;

and the result of any of the foregoing is to increase the cost to Agent, Lenders or any Participant of making or maintaining the Loans, or to reduce the amount of any sum received or receivable by Agent, Lenders or any Participant under this Agreement or under any Note with respect thereto, then on the earlier of termination of this Agreement or fifteen days after demand, Borrower shall pay directly to Agent from time to time such additional amount or amounts as Agent, Lender or Participant reasonably determines will compensate it for such increased cost or such reduction.

       2.13 RENEWALS: CONVERSION AND CONTINUATION OF REVOLVING LOANS.
            ---------------------------------------------------------

       (a) Upon maturity of any Eurodollar Loan, the Borrower may renew all or any part of any Eurodollar Loan to it from Lenders with a Loan of the same or a different type from Lenders, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Eurodollar Loan or part thereof so renewed shall be deemed to be repaid in accordance with this Section 2 with the proceeds of a new borrowing hereunder and the proceeds of the new Loan, to the extent such proceeds do not exceed the principal amount of the Eurodollar Loan being renewed, shall not be paid by Lenders to Borrower.

       (b) The Borrower shall have the right at any time, upon notice to Agent given in the manner and at the times specified in this Agreement with respect to the Loans into which conversion or continuation is to be made, to convert its Eurodollar Loans into Reference Rate Loans, to convert its Reference Rate Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period applicable to any of its Eurodollar Loans to another permissible Interest Period, and to continue any of its Eurodollar Loans into a subsequent Interest Period of any permissible duration, subject to the terms and conditions of this Agreement, and to the following:

            (i) each conversion shall be effected by Agent by applying the proceeds of the new Reference Rate Loan or Eurodollar Loan, as the case may be, to the Reference Rate Loan or Eurodollar Loan (or portion thereof) being converted; accrued interest on a Loan (or portion thereof) being converted or continued shall be paid by the Borrower at the time of conversion or continuation; and

            (ii) If any Eurodollar Loan is converted at any time
                 other than the end of an Interest Period
                 applicable thereto, the Borrower shall make
                 such payments associated therewith as are
                 required pursuant to Section 2.14 at the
                                      ------------
                 time such Eurodollar Loan shall be converted to a Reference Rate Loan.

The Interest Period applicable to any Eurodollar Loan resulting from a conversion or continuation shall be specified by the Borrower in the notice of conversion or continuation delivered pursuant to this Section 2.13 provided, however, that if no
                 ------------
such Interest Period shall be specified, the Borrower shall be deemed to have selected an Interest Period of one month's duration.

       2.14 INDEMNITY.
            ---------

       The Borrower shall indemnify Agent and Lenders against any loss, fee, claim, damage, liability or expense which Agent or Lenders may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any borrowing of a Eurodollar Loan hereunder the applicable conditions set forth in this Agreement, (ii) any failure by the borrower to borrow hereunder after notice of borrowing pursuant to this Agreement has been given, (iii) any payment, prepayment or conversion of a Eurodollar Loan required by any provision of this Agreement, or otherwise made on a date other than the last day of the applicable Interest Period, or (iv) the occurrence of any Event of Default, including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by Agent or a Lender of its cost of obtaining the funds for the Eurodollar Loan being paid, prepaid or converted or not borrowed (based on the Libor Rate applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Loan which would have commenced on the date of such failure to borrow) over the amount of interest (as reasonably determined by Agent) that could be realized by Agent and Lenders in re-employing during such period the funds so paid, prepaid or converted or not borrowed. A certificate of Agent or a Lender setting forth any amount or amounts which Agent or a Lender is entitled to receive pursuant to this
Section 2.14 shall be conclusive absent manifest error.
------------

       2.15 CHANGE IN LEGALITY.
            ------------------

       (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender or Agent to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby (an "Illegality"), or if Agent or Lender determine that maintenance of Eurodollar Loans would cause such Lender to implement or modify any reserve, special deposit or assessment or other requirement, or impose any other condition on Lenders affecting the Loans (each of the foregoing circumstances called a "Regulatory Action"), then, by written notice to the Borrower, Agent shall:

                 (i)  declare that Eurodollar Loans will not
                      thereafter be made by the affected Lender hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn; provided, however, that if after the date of any such declaration there shall occur any change in law or regulation or in the interpretation thereof by any government authority charged with the administration or interpretation thereof that shall eliminate such Illegality, such Lender shall as promptly as reasonably practicable notify the Borrower, Agent and each of the other Lenders of such occurrence and withdraw such declaration; and

                 (ii) require that all outstanding Eurodollar
                      Loans made by such Lender be converted to Reference Rate Loans, in which event (1) all such Eurodollar Loans shall be automatically converted to Reference Rate Loans as of the effective date of such notice as provided in paragraph (b) below and, (2) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Reference Rate Loans resulting from the conversion of such Eurodollar Loans.

       (b)  for purposes of this Section 2.15 a notice to
                                 ------------
            the Borrower by Agent or a Lender pursuant to paragraph (a) above shall be effective on the date of receipt by the Borrower.

       2.16 Unavailability of Deposits or Inability to
            ------------------------------------------
            Ascertain, or Inadequacy of Libor Rate.
            --------------------------------------

       If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

       (a) the Agent advises the Borrower that deposits in United States Dollars (in the applicable amounts) are not being offered to it in the off-shore U.S. Dollar interbank market for such Interest Period, or

       (b) the Lenders advise the Agent that the Libor Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended without liability to Agent or Lenders.

       2.17 INCREASED COST AND REDUCED RETURN.
            ----------------------------------

       (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i) shall subject any Lender (or its applicable Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office) of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office imposed by the jurisdiction in which such lender's principal executive office or Applicable Lending Office is located); or

            (ii) shall impose, modify or deem applicable any
                 reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed reasonably and in good faith by such Lender to be material, then, Borrower shall, within fifteen (15) days after demand by such Lender (with a copy to the Agent), be obligated to pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (computed commencing on the effective date of any event mentioned herein). Each Lender agrees to use its best efforts to give the Borrower and Agent notice of the occurrence of any event mentioned herein. In addition, Lenders may, upon notice to Borrower (with a copy to Agent), elect to increase the interest rate applicable to all Eurodollar Loans made subsequent thereto, to compensate Lenders for such increased cost or reduced yield.

       2.18 DISCRETION OF LENDERS AS TO MANNER OF FUNDING.
            ----------------------------------------------

       Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank market having a maturity corresponding to such Eurodollar Loan's Interest Period and bearing an interest rate equal to the Libor Rate for such Interest Period.

3.     TERM OF THIS AGREEMENT; PREPAYMENTS

       3.1  Term
            ----

       (a)  INITIAL TERM AND RENEWAL TERMS.  This Agreement
            ------------------------------
            shall have a term commencing on the Effective Date and expiring on the Revolving Loan Termination Date with respect to Revolving Loans and the Term Loan Termination Date with respect to the Term Loans.

       (b)  AGENT RIGHT TO TERMINATE.  Notwithstanding the
            -------------------------
            foregoing, upon the occurrence of an Event of Default, Agent may in accordance with Section 11
                                                  ----------
            of this Agreement terminate this Agreement,
            except that this Agreement shall terminate
            automatically upon an Event of Default under
            Section 10.5 or 10.6.
            --------------------

       (c)  EFFECTS OF TERMINATION.  On the date of
            ----------------------
            termination or expiration of this Agreement, all Obligations owed by Borrower shall become immediately due and payable without notice or demand and shall be repaid in cash or by a wire transfer of immediately available funds and Lenders Commitments shall terminate.

       3.2  PREPAYMENT; TERMINATION.
            ------------------------

       Borrower may borrow, repay and reborrow Revolving Loans subject to the terms of this Agreement. Payments and prepayments of Term Loans may not be reborrowed. Subject to the terms of Section 2.14 of this Agreement and this
             ------------
Section 3.2, Borrower may, at any time, on thirty (30) days
-----------
written notice prior to the end of any month, prepay in full the Loans and terminate this Agreement by paying to Agent, in cash or by a wire transfer of immediately available funds, the Obligations. Borrower may, at any time, on thirty (30) day's written notice prior to the end of any month, elect to reduce the Maximum Facility in increments of not less than $1,000,000. Upon receipt by Agent of such notice, the Maximum Facility shall be reduced by the requested increment effective the first day of the month following the expiration of the notice period.

4.     CONDITIONS PRECEDENT

       4.1  CLOSING; CONDITIONS TO INITIAL LOAN AND CLOSING.
            ------------------------------------------------

       The initial Revolving Loan and Term Loans hereunder shall be made upon the Effective Date hereunder at the offices of Agent's counsel ("Closing"). In addition to those conditions set forth hereunder in Section 4.2 with respect to all
                       -----------
Loans hereunder, prior to or contemporaneously with the making of the initial Revolving Loan hereunder, Agent and Lenders shall be satisfied that all of the following conditions precedent shall have been satisfied in a manner satisfactory to Agent and Lenders.

       (a)  NO ADVERSE CHANGE.
            ------------------

            There shall have been as determined by Agent and Lenders in their discretion that (i) no material adverse change since September 30, 1996 has occurred in the operations (financial or otherwise) of Borrower or its Subsidiaries, and (ii) no material litigation or claims have occurred which would have a Material Adverse Effect.

       (b)  REQUIRED DOCUMENTS.
            -------------------

            Agent shall have received all of the following documents, each in form and substance satisfactory to Agent and its counsel, duly executed and dated the Effective Date (or such other date prior thereto as shall be satisfactory to Agent):

                 (i)       Agreement.  Multiple copies of
                           ---------
                           this Agreement as requested by Agent.

                 (ii)      Revolving Credit Notes.  The
                           ----------------------
                           Revolving Credit Notes payable to
                           Lenders.

                 (iii)     Certificate for Certified
                           -------------------------
                           Resolutions, Incumbency By-Laws.  A
                           -------------------------------
                           Secretary's Certificate executed by
                           the secretary of Borrower with
                           respect to resolutions of directors
                           authorizing this Agreement and all
                           related transactions and incumbency
                           of the officers of Borrower.

                 (iv)      Legal Opinion.  Legal opinion of
                           --------------
                           Gallop, Johnson & Newman, L.C.,
                           counsel for Borrower.

                 (v)       Organizational Documents.  A copy
                           ------------------------
                           of the Articles of Incorporation of
                           Borrower as amended to and including
                           the Closing date, certified by the
                           Secretary of State of Delaware, and a
                           copy of the by-laws of Borrower, as
                           amended, to and including the Closing
                           date, certified by the Secretary of
                           Borrower.

                 (vi)      Insurance.  A certified list of
                           ---------
                           insurance policies of Borrower;
                           certificates of property, liability
                           and other third party insurance of
                           Borrower, each showing Agent as
                           certificate holder; certificates of
                           property and boiler and machinery
                           insurance, each showing Agent as
                           certificate holder and a certificate
                           of business interruption insurance of
                           Borrower, showing Agent as
                           certificate holder.

                 (vii)     Good Standing Certificates.  Good
                           --------------------------
                           standing certificates and
                           qualifications to do business for
                           Borrower in the States of Delaware,
                           Missouri, Illinois and in each other
                           State in which the failure of
                           Borrower to be qualified to transact
                           business would have a Material
                           Adverse Effect.

                 (viii)    Officer's Certificate.  A
                           ---------------------
                           certificate executed by the chief
                           executive officer or chief financial
                           officer of Borrower in its capacity
                           as a corporate officer, stating that
                           to the best knowledge of such officer
                           after diligent inquiry and
                           investigation (a) no Event of Default
                           or Potential Default has occurred and
                           is continuing, (b) no material
                           adverse change in the condition or
                           operations, financial or otherwise,
                           or in the business prospects of the
                           Borrower's or any Subsidiary's
                           businesses has occurred since
                           September 30, 1996, (c) no
                           litigation, investigation or
                           proceeding, or injunction, writ or
                           restraining order of the type
                           described in Section 5.8 or
                                        -----------
                           Section 7.3 hereof is pending or
                           -----------
                           threatened, and (d) such officer
                           believes sufficient information has
                           been provided to Agent to meet or
                           satisfy each of the conditions
                           precedent to the consummation of the
                           Loans contemplated hereby.

                 (ix)      Agent shall have received the agency
                           fee pursuant to the agreement between
                           Borrower and Agent.

                 (x)       Other.  Such other documents as
                           -----
                           Agent or Lenders shall reasonably
                           request.

       (c)  OUT-OF-POCKET FEES AND COSTS.  Lenders and
            ----------------------------
            Agent shall have received reimbursement for all Out-of-Pocket Fees and Costs which then have been paid or accrued by Lenders and Agent.

       4.2  Condition to All Loans.
            ----------------------

       Notwithstanding any other provisions contained in this Agreement, the making of each Loan provided for in this Agreement shall be conditioned upon the satisfaction of the matters set forth in this Section 4.2, and each request by
                          -----------
Borrower for a Revolving Loan or

Term Loan shall constitute a representation to Agent and Lenders that each such condition set forth below has been met or satisfied.

       (a)       WARRANTIES AND REPRESENTATIONS.
                 ------------------------------

                 All of the warranties and representations contained in this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the date of such Loan as if made on such date and each request for a Loan shall constitute an affirmation by Borrower that such warranties and representations are then true and correct in all material respects.

       (b)       NO DEFAULT.  As determined by Agent in its
                 -----------
                 reasonable discretion, no Potential Default shall have occurred or will result from such Revolving Loan and no Event of Default shall have occurred which shall be an Uncured Default or will result from such Loan.

       (c)       NO LITIGATION.
                 --------------

                 (i)  Except as set forth on Schedule 5.8 no
                                             ------------
                 litigation, investigation or proceeding before any court or other governmental authority shall be pending or threatened against Borrower or any Subsidiary or any officer, director, or employee of Borrower or any Subsidiary which, in the reasonable opinion of Agent, is likely to have a Material Adverse Effect; and (ii) no injunction, writ, restraining order, judgment, decree, or other order of any nature which could reasonably have a Material Adverse Effect shall have been issued or threatened by any court or other governmental authority.

       (d)       OTHER REQUIREMENTS AND OTHER DOCUMENTS.
                 ---------------------------------------
                 Lenders shall have received, in form and substance reasonably satisfactory to Lenders, all certificates, orders, authorizations, consents, affidavits, schedules, instruments and other documents which are provided for hereunder, or which Lenders may at any time reasonably request.

5.     GENERAL CONTINUING WARRANTIES AND REPRESENTATIONS.

  Borrower warrants and represents that:

       5.1  OFFICE.
            -------

       The chief executive office or principal place of business
of Borrower is at the address indicated in Section 14
                                           ----------
hereof and Borrower covenants and agrees that it will not, during the term of this Agreement, without at least 30 days prior written notification to Agent, relocate such chief executive office or principal place of business.

       5.2  EXISTENCE.
            ----------

       Borrower is and shall at all times hereafter be a corporation duly organized and existing under the laws of the state of its organization and is qualified and licensed to do business, and is in good standing, in any state in which it conducts its business or in which the failure to qualify could have a Material Adverse Effect which states include, as of the date hereof and as of the Closing Date, the states listed on
Schedule 5.2 (provided that inclusion on said Schedule 5.2
------------                                  ------------
does not mean that failure to qualify in such state would have a Material Adverse Effect).

       5.3  AUTHORITY.
            ----------

       Borrower has full corporate power and is duly authorized to enter into this Agreement and the other Loan Documents.

       5.4  VALIDITY.
            ---------
       This Agreement and all of the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditor's rights generally.

       5.5  NO BREACH.
            ----------

       The execution by Borrower of this Agreement and the other Loan Documents shall not constitute a breach of any provision contained in Borrower's organizational agreements or by-laws, nor does it constitute an event of default under any material agreement to which Borrower is now or hereafter becomes a party, nor does it violate any order, decree or judgment of any court or governmental commission or agency.

       5.6  SOLVENCY.
            ---------

       On the Effective Date both prior to and after the transactions contemplated in connection with the Closing, and at all times thereafter, the Fair Value of Borrower's assets is and shall be greater than its liabilities; Borrower is and shall be able to pay its debts as they mature and Borrower does not and will not have an unreasonably small amount of capital. Borrower has and at all times hereafter will have sufficient capital to carry on its business and transactions as now conducted and as planned to be conducted in the future.

       5.7  COMPLIANCE WITH LAWS.
            ---------------------

       Borrower and each Subsidiary is in compliance in all respects with all applicable Laws, including without limitation, Laws imposed by any Regulatory Agencies or other governmental authority, including but not limited to the Securities Act of 1933, the Securities Exchange Act of 1934, the Fair Labor Standards Act, Environmental Laws, laws relating to income, unemployment,payroll or social security taxes and employee benefit plans (as defined in Section 3(3) of ERISA) as required by ERISA, except for those laws, rules and regulations the violation of which would not have a Material Adverse Effect.

       5.8  ACTIONS OR PROCEEDINGS.
            ----------------------

       Except as disclosed on Schedule 5.8, there are no
                              ------------
actions or proceedings pending by or against Borrower or any Subsidiary before any court, administrative agency or other governmental entity including, without limitation, any Regulatory Agency which could have a Material Adverse Effect and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any Subsidiary, or any breaches by Borrower or any other Person of any agreement to which Borrower is a party, except for actions, proceedings, litigation, investigations, claims, complaints, actions, prosecutions and breaches that would not have a Material Adverse Effect.

       5.9  Trademarks, Licenses, etc.
            --------------------------

       Borrower and each Subsidiary owns or possesses rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks and trade names required to continue to conduct its business as heretofore or presently conducted. All such licenses, patents, patent applications, copyright registrations, service marks, trademarks and trade names are listed on Schedule 5.9. To the best of Borrower's
          ------------
knowledge, after diligent inquiry, no such license or trademark has been declared invalid, been limited by order of any governmental authority or by agreement, or is the subject of any infringement, interference or similar proceeding or challenge, except for those licenses or trademarks which if challenged, limited or rendered invalid, would not have a Material Adverse Effect.

       5.10 FINANCIAL STATEMENTS.
            ---------------------

       All financial statements relating to Borrower and its Subsidiaries which have been or may hereafter be delivered by Borrower to Agent or Lenders fairly present the financial condition of Borrower and its Subsidiaries and have been prepared in accordance with Generally Accepted Accounting Principles, subject to year-end adjustments and the absence of footnotes with respect to interim financial statements, and there has been no material adverse change in the financial condition of Borrower and its Subsidiaries, either individually or on a consolidated basis, since the submission of such financial information to Agent.

       5.11 CONDUCT OF BUSINESS.
            -------------------

       Since September 30, 1996, Borrower has not: (i) incurred any debts, obligations, or liabilities (absolute, accrued, or contingent and whether due or to become due) except current liabilities incurred in the ordinary course of business, none of which (individually or in the aggregate) materially and adversely affects the business or properties of Borrower;
(ii) paid any obligation or liability other than current liabilities in the ordinary course of business, or discharged or satisfied any liens or encumbrances other than those securing current liabilities, in each case in the ordinary course
of business; (iii) except as set forth on Schedule 5.11
                                          -------------
hereto, declared or made any payment to or distribution to
its stockholders as such, or purchased or redeemed any of
its shares of capital stock, or obligated itself to do so;
(iv) mortgaged, pledged, or subjected to any Lien any of its assets (tangible or intangible); (v) sold, transferred or leased any of its assets except in the usual and ordinary course of business; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of Borrower; (vii) entered into any transaction other than in the usual and ordinary course of business and other than as contemplated hereby; (viii) encountered any labor difficulties or labor union organizing activities; (ix) except as set forth on Schedule 5.11 hereto, issued or sold any shares of
   -------------
capital stock or other securities or granted any options or similar rights with respect thereto other than pursuant hereto; or (x) agreed to do any of the foregoing other than pursuant hereto. There has been no material adverse change in the business, financial condition, operations or results of operations of Borrower since the date of September 30, 1996.

       5.12 ENVIRONMENTAL LAWS.
            ------------------

       Except as disclosed on Schedule 5.12, to the best
                              -------------
of Borrower's knowledge after diligent inquiry:  (i)
Borrower and its Subsidiaries and all properties owned or operated by Borrower and its Subsidiaries comply with all Environmental Laws, except where such failure to comply would not have a Material Adverse Effect; (ii) neither Borrower nor its Subsidiaries are not subject to any actual or threatened judicial or administrative proceeding, investigation or inquiry into the possibility of violation of any Environmental Laws;
(iii) neither Borrower nor its Subsidiaries' or their respective properties are the subject of actual or threatened governmental authority investigation or inquiry evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material or other substance into the environment, and Borrower does not have knowledge or notice of the presence on or under any property owned or operated by it or its Subsidiaries, or of the Release of, any Hazardous Material in violation of any Environmental Laws; (iv) there is no claim pending or threatened against Borrower or any of its Subsidiaries relating to damage, contribution, cost recovery compensation, loss, or injury resulting from the Release of, or exposure to, any Hazardous Material, except such claims as would not have a Material Adverse Effect; and (v) neither Borrower nor its Subsidiaries has filed, nor was required to file, any notice under any law, regulation or rule indicating past or present generation, transportation, treatment, storage or disposal of a Hazardous Material or reporting a Release of a Hazardous Material into the environment and has not engaged in such activity other than in accordance with Environmental Laws where failure to file such notice or report will not have a Material Adverse Effect. Neither Borrower nor its Subsidiaries has any known contingent liability in connection with any Release of any Hazardous Material into the environment; and neither Borrower nor its Subsidiaries has received notice, nor has reason to expect notice, of any potential liability under any Environmental Law.

       5.13 PERMITS AND LICENSES.
            --------------------

       To the best of Borrower's knowledge after diligent inquiry, Borrower and each of its Subsidiaries has been and is current and in good standing with respect to all governmental approvals, permits, certificates, licenses, inspections, consents and franchises (collectively, the "Licenses") necessary to continue to conduct its business and to own or lease and operate its properties as heretofore conducted, owned, leased or operated, including, without limitation, any and all Licenses related to banking and trust activities conducted by the Bank Subsidiaries, except where failure to hold or maintain such Licenses would not have a Material Adverse Effect.

       5.14 ERISA.
            ------

       To the best of Borrower's knowledge after diligent inquiry: neither Borrower, any ERISA Affiliate of Borrower, nor any Benefit Plan is in violation in any material respect of any of the provisions of ERISA or any of the qualification requirements of Section 401(a) of the IRC; no Prohibited
                --------------
Transaction or Reportable Event has occurred with respect to any Benefit Plan, nor has any Benefit Plan been the subject of a waiver of the minimum funding standard under Section 412 of the IRC; nor has any Benefit Plan experienced an accumulated funding deficiency under Section 412 of the IRC; nor has any lien been imposed upon the Borrower or any ERISA Affiliate of Borrower under Section 412(n) of the IRC; nor has any Benefit Plan been amended in such a way that the security requirements of Section 401(a)(29) of the IRC apply; no notice of intent to terminate a Benefit Plan has been distributed to affected parties or filed with the PBGC under Section 4041 of ERISA, nor has any Benefit Plan been terminated under Section 4041(e) of ERISA; the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Benefit Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; neither Borrower nor any ERISA Affiliate of Borrower would be liable for any amount pursuant to Sections 4062, 4063 or 4064 of ERISA if all Benefit Plans terminated as of the most recent valuation dates of such Benefit Plans; neither Borrower nor any ERISA Affiliate of Borrower maintains any employee welfare benefit plan, as defined in Section 3(1) of ERISA, which provides any benefits to an employee or the employee's dependents with respect to claims incurred after the employee separates from service other than is required by applicable law; and neither Borrower nor any ERISA Affiliate of Borrower has incurred or expects to incur any withdrawal liability to any Multiemployer Plan.

       5.15 OTHER NAMES.
            ------------

       During the previous five years, the business conducted by
Borrower and its Subsidiaries has not been conducted under any corporate, trade or fictitious name other than those names
listed on Schedule 5.15 hereto.
          -------------

       5.16 TAX OBLIGATIONS.
            ---------------

       Borrower and each of its Subsidiaries has filed complete and correct federal, state and local tax reports and returns required to be filed by it, prepared in accordance with any applicable laws or regulations, and except for extensions duly obtained, has either duly paid all taxes, duties and charges owed by it, or made adequate provision for the payment thereof, unless Borrower is contesting in good faith, by appropriate proceedings, the validity, amount or imposition of such tax, duty or charge while maintaining adequate reserves to cover such tax, duty or charge and where such contest would not have a Material Adverse Effect. There are no material unresolved questions or claims concerning any tax liability of Borrower or any of its Subsidiaries. None of the transactions contemplated hereby or under any agreements referred to hereunder will result in any material tax liability for Borrower or any of its Subsidiaries or result in any other material adverse tax consequence for Borrower or any of its Subsidiaries.

       5.17 EMPLOYEE CONTROVERSIES.
            ----------------------

       There are no strikes, work stoppages or controversies pending or, to the best of Borrower's knowledge after diligent inquiry and investigation, threatened, between either Borrower or any of its Subsidiaries and any of their employees, other than employee grievances arising in the ordinary course of business which will not, individually or in the aggregate, have a Material Adverse Effect.

       5.18 INVESTMENT COMPANY ACT.
            -----------------------

       Borrower is not an "investment company" or a company
"controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

       5.19 SUBSIDIARIES.
            ------------

       Except as listed on Schedule 5.19 hereto, Borrower
                           -------------
has no Subsidiaries.

       5.20 FULL DISCLOSURE.
            ----------------

       This Agreement, the financial statements delivered in connection herewith, and the representations and warranties of Borrower herein and in any other document delivered or to be delivered by or on behalf of Borrower, do not and will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. There is no material fact which Borrower has not disclosed to Agent and Lenders in writing which materially and adversely affects or, so far as Borrower can foresee, could materially and adversely affect the assets, business, prospects, profits, or condition (financial or otherwise) of Borrower, the rights of Agent or the ability of Borrower to perform this Agreement.

6.     NEGATIVE COVENANTS.

       Borrower will not nor will it permit any of its Subsidiaries to, without Agent's and Lender's prior written consent:

       6.1  SALE, TRANSFER OR ENCUMBRANCE OF ASSETS.
            ----------------------------------------

       Sell, lease, pledge, encumber, grant or permit a Lien on (other than Permitted Liens as defined below in this Section 6.1),
                                                     -----------
or otherwise dispose of or transfer, whether by sale or
otherwise, any of their assets, except for (A) sales of loans and investments in the ordinary course of business, or (B)
sales of items of equipment or real property in the ordinary course of Borrower's and its Subsidiaries' businesses up to an aggregate sum of $25,000,000 in sales proceeds in any Fiscal
Year and where no Event of Default which is an Uncured Default or Potential Default exists or would be created thereby. For purposes of this Agreement, "Permitted Liens" shall mean any or all of the following: (i) Liens securing the payment of taxes or other governmental charges not yet due and payable, (ii)
Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons imposed without action of such parties, provided that the
                                        --------
payment thereof is not yet required, (iii) Liens incurred or deposits made in the ordinary course of Borrower's or any Subsidiary's business in connection with worker's compensation, unemployment insurance, social security and other like laws,
(iv) Liens in connection with capitalized or operating leases or purchase money security interests for purchase of equipment up to all aggregate sum not to exceed $25,000,000 for any
lease or purchase and $50,000,000 in the aggregate for all
leases or purchases during any Fiscal Year; (v) Liens listed on
Schedule 6.1, or (vi) repurchase agreements and other
------------
similar transactions entered into by any Bank Subsidiary in the ordinary course of its banking or trust business.

       6.2  GUARANTIES.
            -----------

       Guarantee or otherwise become in any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payments for deposit.

       6.3  CHANGE IN BUSINESS.
            -------------------

       Enter into any business not related to its present business or make any change in its financial structure or in any of its business objectives, purposes, or operations which could have a Material Adverse Effect.

       6.4  LOANS AND INVESTMENTS.
            ----------------------

       Make any material advance, loan or investment other than
(i) advances made to employees in the ordinary course of
business for moving, travel and business related expenses so long as the aggregate amount of such advances do not exceed $25,000 in the aggregate outstanding at any time; (ii) investments in short-term direct obligations of the United
States government; (iii) investments in negotiable certificates of deposit issued by a bank having capital and surplus of not less than $100,000,000, payable to its order or to bearer; (iv) investments in commercial paper rated A-1 or P-1;
(v) existing investments in Subsidiaries and other investments in existence on the date hereof and described in Schedule 6.5;
                                              ------------
(vi) investments of any Bank Subsidiary in the ordinary course of its banking or trust business consisting of extensions of credit in the form of loans, acceptances, repurchase agreements, letters of credit, and similar transactions and investments of any Bank Subsidiary in the ordinary course of its banking or trust business in community development organizations such as housing, small business and similar programs; (vii) investments of any Bank Subsidiary in the ordinary course of its banking or trust business in marketable securities and money-market instruments which it is permitted to hold and invest in under applicable law and regulation; and
(viii) acquisitions of the assets or stock of any Person where no Event of Default or Potential Default exists at the time thereof or would be created thereby; and (ix) securities issued or guaranteed by any territory of the United States, or by the District of Columbia, or by any state of the United States, or by any political subdivision of a state or territory, or by any public instrumentality of one or more states or territories, or by any Person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States.

       6.5  AFFILIATE TRANSACTIONS.
            -----------------------

       Except as provided in Section 6.9 of this
                             -----------
Agreement, transfer any cash or property to any direct or indirect owner of or beneficial owner of any interest in Borrower or enter into any transaction, including without limitation the purchase, lease, sale or exchange of property or the rendering of any service to or by any direct or indirect owner of or beneficial owner of any interest in Borrower or other Affiliate, except for fair value in the ordinary course of business pursuant to terms that are no less favorable than the terms upon which such transactions would have been made had such transfers or transactions been made at arm's length to or with a Person that is not an Affiliate and in compliance with all Laws governing transactions among banks or bank holding company affiliates imposed by Regulatory Agencies.

       6.6  CONSOLIDATIONS, MERGERS.
            ------------------------

       Merge or consolidate with any other Person or dissolve, enter into any joint venture or become a partner in any partnership, except (i) that a Subsidiary may merge with the Borrower or a Subsidiary of Borrower, and (ii) the Borrower may merge with another person; provided that (a) the Borrower is the surviving entity, and (b) immediately prior to and after giving effect to such merger no Potential Default or Event of Default exists.

       6.7  TRANSACTIONS NOT IN THE ORDINARY COURSE; LIQUIDATIONS.
            ------------------------------------------------------

       Enter into any transaction not in the usual course of its business or adopt or undertake a plan of liquidation or dissolution.

       6.8  SUSPENSION OF BUSINESS.
            -----------------------

       Suspend or terminate the transaction of its business.

       6.9  DIVIDENDS, DISTRIBUTIONS.
            -------------------------

       In the case of Borrower only, pay, directly or indirectly, any cash, stock or other securities or property dividends or distributions, except for dividends by Borrower to its shareholders during any Fiscal Year in excess of $1.50 per share of Borrower's outstanding common stock; provided that after giving effect to the payment of such dividends, no Event of Default or Potential Default exists.

       6.10 UNPERMITTED USES OF LOANS.
            --------------------------

       Use any part of the proceeds of the Loans hereunder for any purpose which constitutes a violation of, or is inconsistent with, any applicable regulations of the Board of Governors of the Federal Reserve System, including without limitation, the purchase or carrying of (or refinancing of indebtedness originally incurred to purchase or carry) margin securities.

       6.11 ERISA.
            ------

       Adopt or agree to contribute to any tax qualified Plan, except as previously disclosed to Agent in writing.

7.     AFFIRMATIVE COVENANTS - GENERAL.
       --------------------------------

       So long as any Obligations are outstanding, Borrower covenants and agrees that:

       7.1  TAXES.
            ------

       All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower, any Subsidiary, or any of their property have been paid, and shall hereafter be paid in full, before delinquency, except those assessments and taxes the validity of which is being contested in good faith by appropriate proceedings, and as to which Borrower shall have set aside adequate reserves.

       7.2  INSURANCE.
            ----------

       Borrower and each Subsidiary, at its expense, shall keep and maintain its property insured under "all risk" or equivalent types of policies against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar business for the full insurable value thereof as necessary to prevent application of any co-insurance provisions. Borrower shall also keep and maintain business interruption insurance and public liability insurance relating to Borrower's ownership and use of its assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payments of all premiums therefore. Agent, without waiving or releasing any Obligations or any Event of Default may, but shall have no obligation to obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Agent deems advisable. All sums so disbursed by Agent, as well as reasonable attorneys' fees, court costs, expenses and other charges relating thereof, shall constitute Out-of-Pocket Fees and Costs and shall be payable on demand.

       7.3  LITIGATION.
            -----------

       Borrower shall immediately notify Agent in writing of any suit in law or equity or administrative proceeding involving money or property, and seeking damages from Borrower or any Subsidiary in excess of $25,000,000, or which otherwise may have a Material Adverse Effect.

       7.4  BOOKS AND RECORDS.
            ------------------

       Borrower at all times hereafter shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions with respect to or in relation to the business and affairs of Borrower, and shall maintain a standard and modern system of accounting, in accordance with generally accepted accounting practices with ledger and account cards and/or computer tapes, discs, printouts, and records which contain information as may from time to time be reasonably requested by Agent. Borrower shall notify Agent in writing if Borrower modifies or changes its method of accounting or enters into, modifies, or terminates any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records; provided, that such accounting firm
                    --------
and/or service bureau agrees to provide to Agent information regarding the Borrower's financial condition. Borrower agrees to permit Agent and any of its employees, officers or agents, at all times after the occurrence of a Potential Default or Event of Default, and otherwise upon one (1) Business Day's prior notice, during Borrower's usual business hours, or the usual business hours of third Persons having Control thereof, to have access to and examine all of Borrower's Books relating to the Collateral, the Obligations, Borrower's financial condition and the results of Borrower's operations, and, in connection therewith, permit Agent or any of its agents, employees or officers to copy and make extracts therefrom.

       7.5  COMPLIANCE WITH LAWS.
            ---------------------

       Borrower shall comply in all material respects with all Federal, State, local and foreign Laws, including, but not limited to the Securities Act of 1933, the Securities Exchange Act of 1934, the Fair Labor Standards Act, Environmental Laws, laws relating to income, unemployment,payroll or social security taxes and pension funds and retirement benefit programs as required by ERISA and Laws imposed by any Regulatory Agency.

       7.6  EXPENSE REIMBURSEMENTS.
            -----------------------

       Borrower shall promptly upon demand by Agent, reimburse Agent and Lenders for all sums expended by Agent or Lenders which constitute Out-of-Pocket Fees and Costs and Borrower hereby authorizes and approves all advances and payments by Agent or Lenders for items constituting Out-of-Pocket Fees and Costs. Agent shall make all good faith reasonable attempts to notify Borrower of such advances and payments, but the failure of Agent to so notify Borrower shall impose no obligation or liability of any kind upon Agent or Lenders. Agent may charge any or all of such amounts expended to Borrower's Loan Account and such amounts shall be part of the Obligations subject to interest at the Default Rate.

       7.7  ERISA REPORTABLE EVENTS.
            ------------------------

       Borrower shall furnish to Agent: (a) as soon as possible, but in no event later than thirty (30) days after any executive officer of Borrower has knowledge of or has reason to know that any Reportable Event with respect to any Benefit Plan has occurred, a statement of the chief financial officer of Borrower setting forth the details concerning such Reportable Event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC, if a copy of such notice is available to Borrower; (b) promptly after the filing thereof with the United States Internal Revenue Service or the PBGC, copies of each annual report with respect to each Benefit Plan;
(c) promptly after receipt thereof, a copy of any notice of any potential material liability, adverse determination letter, ruling or opinion Borrower may receive from the PBGC or the Internal Revenue Service with respect to any Benefit Plan; (d) when the same is made available to participants in a Benefit Plan, all notices of a significant reduction in the rate of benefit accrual or plan termination to the participants by the administrator of such Benefit Plan; and (e) promptly after receipt thereof, any notice from any Multiemployer Plan to which Borrower or any ERISA Affiliate of Borrower contributes which quantifies any actual or potential withdrawal liability which will or may be imposed upon the withdrawal of the Borrower or any ERISA Affiliate of Borrower from such Multiemployer Plan.

8.     AFFIRMATIVE COVENANTS - REPORTING.
       ----------------------------------

       Borrower shall furnish or cause to be furnished to Agent and Lenders the following:

       8.1  COLLATERAL ACTIVITY REPORT, COVENANT COMPLIANCE
            ------------------------------------------------
            CERTIFICATES.
            -------------

       As soon as practicable and in any event within thirty
(30) days following the end of each fiscal quarter of each Fiscal Year, Borrower shall provide Agent with a certificate reflecting Borrower's compliance with the financial covenants set forth in Section 9 of this Agreement as of the last day
             ---------
of the fiscal period. Such certificate shall be in a form and with such specificity as is satisfactory to Agent and shall contain such additional information as Agent may reasonably require concerning financial covenant calculations included, described or referred to in such certificate and any other documents in connection therewith requested by Agent.

       8.2  FINANCIAL AND OTHER REPORTS.  Borrower shall
            ----------------------------
            further cause to be furnished to Agent and Lenders:

       (a)  PERIODIC FINANCIAL STATEMENTS.
            ------------------------------

            As soon as practicable and in any event within sixty
            (60) days following the end of each of the first three fiscal quarters of each Fiscal Year commencing with the quarter ending March 31, 1997, (i) consolidated and consolidating statements of income of Borrower and its Subsidiaries for each such fiscal quarter and for the period from beginning of the then current Fiscal Year of Borrower to the end of such fiscal quarter, (ii) consolidated and consolidating statements of cash flow of Borrower and its Subsidiaries for the period from the beginning of the then current Fiscal Year of Borrower to the end of such fiscal quarter, (iii) consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal quarter, and (iv) with respect to such statements of income, in comparative form, figures for the corresponding periods in the preceding fiscal year of Borrower and its Subsidiaries, all in reasonable detail and certified by the chief financial officer of Borrower as fairly presenting the financial condition of Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles, subject to the absence of footnotes and to year-end adjustments.

       (b)  REGULATORY CAPITAL REPORTS.  As soon as
            ---------------------------
            practicable and in any event within sixty (60) days following the end of each fiscal quarter of each Fiscal Year, commencing with the quarter ending December 31, 1996, a copy of all Regulatory Capital Reports filed by Borrower and its Subsidiaries as of the end of such fiscal quarter.

       (c)  YEARLY FINANCIAL STATEMENTS. As soon as
            ---------------------------
            practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year of Borrower commencing with the Fiscal Year ending December 31, 1996, (i) consolidated and consolidating statements of income of Borrower and its Subsidiaries for such Year, and consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such Fiscal Year, and
            (ii) consolidated and consolidating statements of cash flow of Borrower and its Subsidiaries for such Fiscal Year, all setting forth in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding Fiscal Year of Borrower, all in reasonable detail and in scope in accordance with audits performed for Borrower in prior years and certified by independent certified public accountants of recognized national standing selected by Borrower and satisfactory to Agent, whose opinion shall be unqualified and shall be in scope in accordance with audits performed for Borrower in prior years, in form and substance satisfactory to Agent.

       (d)  MANAGEMENT LETTERS, TAX DISTRIBUTIONS.
            --------------------------------------

            As soon as practicable and in any event within ten
            (10) days of delivery to Borrower, a copy of any letter issued by Borrower's independent public accountants or other management consultants with respect to Borrower's or any Subsidiary's financial or accounting systems or controls, including all so-called "management letters".

       (e)  REGULATORY AGENCY REPORTS.  Promptly upon
            -------------------------
            their becoming available, one copy of each financial statement, report, notice or proxy statement sent by Borrower to its shareholders generally and each regular or periodic, financial or other report, registration statement or prospectus filed by Borrower or any of its Subsidiaries with any Regulatory Agencies, including without limitation, the Securities and Exchange Commission and the Federal Reserve, subject, in each case, to any statutory and regulatory restrictions on dissemination of information.

       (f)  OTHER INFORMATION.  With reasonable
            -----------------
            promptness, such other business or financial data, reports and projections as Agent may reasonably request.

            All financial statements delivered to Agent or Lenders pursuant to the requirements of this subsection (except where otherwise expressly indicated) shall be prepared in accordance with Generally Accepted Accounting Principles as provided in this Agreement. Together with each delivery of financial statements required by Subsections (A)
                                             ---------------
            and (B) above, Borrower shall deliver to Agent an
            -------
            officer's certificate in the form of Exhibit 8.2
                                                 -----------
            hereto stating that (1) there exists no Event of Default or Potential Default, or if a Potential Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action Borrower proposes to take with respect thereto, (2) no material adverse change in the condition, financial or otherwise, business, property, or results of operations of Borrower has occurred since the previous certificate was sent to Agent by Borrower or, if any such change has occurred, specifying the nature thereof and what action Borrower has taken or proposes to take with respect thereto, (3) all insurance premiums then due have been paid, (4) all taxes then due have been paid or, for those taxes which have not been paid, a statement of the taxes not paid and a description of Borrower's rationale therefor, (5) except as previously reported to Agent, to the best of Borrower's knowledge after diligent inquiry, no litigation, investigation or proceeding, or injunction, writ or restraining order is pending or threatened which would have a Material Adverse Effect, and (6) stating whether or not Borrower is in compliance with the representations, warranties and covenants in this Agreement. Together with each delivery of annual financial statements required by Subsection (B)
                                             --------------
            above, Borrower shall, if requested by the Agent, deliver to Agent a certificate of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Event of Default, or, if such accountants have obtained knowledge of an Event of Default, specifying the nature and period of existence thereof. Agent shall exercise reasonable efforts to keep such information, and all information acquired as a result of any inspection conducted in accordance with this Agreement, confidential, provided that Agent may communicate such information (1) to any other Person in accordance with the customary practices of commercial lenders relating to routine trade inquiries, (2) to any regulatory authority, or pursuant to any other, judgement or decree of any court, having jurisdiction over Agent, (3) to Lenders, (4) to any other Person in connection with the exercise of Agent's rights hereunder, or (5) to any Participant or prospective Participant.

       8.3  ACCOUNTING INFORMATION.
            ----------------------

       Borrower authorizes Agent to discuss the financial condition of Borrower with Borrower's independent public accountants and agrees that such discussion or communication shall be without liability to either Agent or Borrower's independent public accountants. Prior to the occurrence of an Event of Default, Agent shall provide Borrower prior notice of any proposed discussion with Borrower's accountants. Borrower shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this subsection, and authorizing Agent to rely on financial statements of Borrower issued by such accountants, which letter shall be acknowledged and consented to in writing by such accountants.

       8.4  OTHER INFORMATION AND CHANGES.
            ------------------------------

       Borrower shall promptly supply Agent with such other information concerning its or its Subsidiaries' affairs as Agent may reasonably request from time to time hereafter, and shall promptly notify Agent of any material adverse change in Borrower's or any Subsidiary's financial condition and of any condition or event which constitutes a breach of or an Event of Default under this Agreement.

9.     COVENANTS - FINANCIAL.

       9.1  NON-PERFORMING ASSETS TO TOTAL EQUITY CAPITAL.
            ---------------------------------------------

       Borrower shall not permit the ratio of its consolidated
Nonperforming Assets to its Total Equity Capital to exceed .25 to 1.0 at any time.

       9.2  CAPITALIZATION.
            --------------

       Borrower shall cause each Bank Subsidiary to be "adequately capitalized" for purposes of 12 U.S.C. 1831(o) and any rules and regulations issued thereunder by any Regulatory
Agencies, as amended, supplemented or otherwise modified from time to time.

       9.3  CAPITAL GUIDELINES.
            ------------------

       Borrower shall comply and cause each Bank Subsidiary to comply with all minimum risk-based capital guidelines and other capital guidelines imposed by any Regulatory Agencies.

       9.4  RETURN ON AVERAGE ASSETS.
            ------------------------

       The Borrower will maintain a Return on Average Assets, calculated on a quarterly basis for the twelve (12) month period ending as of the end of each fiscal quarter, of not less than .50%.

       9.5  FUNDED DEBT TO TOTAL EQUITY CAPITAL.
            -----------------------------------

       Borrower shall not permit the ratio of its Funded Debt to its Total Equity Capital to exceed .25 to 1.0 at any time.

       9.6  TOTAL EQUITY CAPITAL.
            --------------------

       Borrower shall not permit its Total Equity Capital at any time to be less than the sum of (i) $400,000,000 at all times prior to the purchase by Borrower of the capital stock of Homeland Bankshares Corporation, Waterloo, Iowa ("Homeland"), and (ii) $500,000,000 at all times from and after the purchase of the capital stock of Homeland, excluding in either case, the effects of any adjustment required by FASB 115, but in no event shall such adjustment exceed $75,000,000.

10.    EVENTS OF DEFAULT
---    -----------------

       Any one or more of the following shall constitute an
       ----------------------------------------------------
Event of Default by Borrower under this Agreement:
--------------------------------------------------

       10.1 PAYMENT.
       ---- --------

       If Borrower fails to pay when due and payable or when declared due and payable, all or any portion of the Obligations owing to Agent or Lenders (whether of principal, interest, taxes, reimbursement of Out-of-Pocket Fees and Costs, or otherwise) which is not cured within one (1) Business Day of notice to Borrower.

       10.2 BREACH OF COVENANTS.
            --------------------

       If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement contained in this Agreement, any other Loan Document, or any other
present or future agreement between Borrower and Agent or
Lenders and/or evidencing and/or securing the Obligations,
except (i) the failure to comply with Sections 7.3 through 7.7
                                      ------------         ---
of this Agreement shall not be an Event of Default unless such failure continues for a period of fifteen (15) days following notice by Agent to Borrower and (ii) the failure to comply with
Section 8.2 hereof shall not be an Event of Default unless such
-----------
failure remains unremedied for a period of ten (10) Business Days after such breach.

       10.3 BREACH OF REPRESENTATION.
            -------------------------

       If any representation, warranty, statement, report, or certificate made or delivered by Borrower, or any of its officers, partners, employees or agents on behalf of Borrower, to Agent or Lenders is false or misleading in any material respect when made or deemed to be made.

       10.4 ATTACHMENT OR LEVY.
            -------------------

       If all or any of Borrower's assets in excess of $25,000,000 in the aggregate are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or assignee for the benefit of creditors unless, with respect to any such assets, such attachment, seizure, writ, warrant or levy shall be dismissed, released or stayed within ten (10) days of issuance thereof.

       10.5 VOLUNTARY INSOLVENCY.
            ---------------------

       If an Insolvency Proceeding is commenced by Borrower or any Subsidiary.

       10.6 INVOLUNTARY INSOLVENCY.
            -----------------------

       If an Insolvency Proceeding is commenced against Borrower or any Subsidiary, except that if Borrower or its Subsidiary is contesting such Proceeding in good faith, such Insolvency Proceeding shall not constitute an Event of Default unless such Insolvency Proceeding is not dismissed within sixty (60) days of the commencement of such Insolvency Proceedings.

       10.7 INJUNCTION.
            -----------

       If Borrower or any Subsidiary is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs.

       10.8 GOVERNMENTAL LIEN.
            ------------------

       If a notice of lien, levy or assessment in excess of $25,000,000 in the aggregate, is filed of record with respect to any or all of Borrower's or any Subsidiary's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities in excess of $25,000,000 in the aggregate, becomes a Lien, whether choate or otherwise, upon any or all of Borrower's or any Subsidiary's assets and the same is not paid on the payment date thereof.

       10.9 JUDGMENT.
            ---------

  If a judgment or other claim in excess of $25,000,000 individually, or $25,000,000 in the aggregate, becomes a Lien upon any or all of Borrower's or any Subsidiary's assets.

       10.10 OTHER INDEBTEDNESS.
             -------------------

       If there is a default in any agreement with respect to Indebtedness in excess of $25,000,000, to which Borrower or any Subsidiary is a party with another Person resulting in a right by such Person to accelerate the maturity of such Indebtedness or to exercise any other right or remedy.

       10.11 ERISA REPORTABLE EVENT.
             -----------------------

       If (a) any Reportable Event which Agent determines constitutes grounds for the termination of any Benefit Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Agent, or any such Benefit Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan, or the PBGC shall institute proceedings to terminate any Benefit Plan; and (b) in case of any event described above in this Section 10.11, the
                                  -------------
aggregate amount of Borrower's liability under Sections 4062, 4063 or 4064 of ERISA shall exceed one percent (1%) of Borrower's Total Equity Capital; or (c) there shall be a withdrawal from any Multiemployer Plan as a result of which the aggregate amount of Borrower's liability in relation thereto shall exceed one percent (1%) of Borrower's Total Equity Capital.

       Notwithstanding anything contained in this Section 10 or contained in any other provision of this Agreement or the other Loan Documents to the contrary, in the event of the institution of Insolvency Proceedings against Borrower, Agent and Lenders shall not be obligated to make advances to Borrower during the sixty (60) day grace period under Section 10.6.
                                  -------------

11.    RIGHTS AND REMEDIES

       11.1 RIGHTS AND REMEDIES GENERALLY.
            ------------------------------

       Upon the occurrence of an Event of Default by Borrower under this Agreement and notice thereof by Agent to Borrower, except as hereinafter provided, Agent may, with the consent of the Majority Lenders or as otherwise provided under Section 17(c) hereof, and shall at the direction of the Majority Lenders, do any one or more of the following, all of which are authorized by Borrower:

       (a) Declare all Obligations, whether evidenced by this Agreement, by Notes, or otherwise, immediately due and payable; provided, that all Obligations shall be immediately due and payable without notice or demand upon an Event of Default under Section 10.5 or 10.6;
                                           --------------------

       (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrower and Agent or Lenders;

       (c) Terminate this Agreement as to any future liability or obligation of Agent or Lender's but without affecting Agent or Lender's rights and without affecting the Obligations owing by Borrower to Agent or Lenders;

       (d) Commerce suit for collection of the Obligations or pursue any other right or remedy available under the other Loan Documents, or

       (e) Borrower shall pay all Out-of-Pocket Fees and Costs incurred in connection with Agent's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Agent.

      11.2 RIGHTS CUMULATIVE.
           ------------------

  Agent's rights and remedies under this Agreement and all other Loan Documents shall be cumulative. Agent shall have all other rights and remedies not inconsistent herewith as provided by law, or in equity. No exercise by Agent of one right or remedy shall be deemed an election, and no waiver by Agent of any default on Borrower's part shall be deemed a continuing waiver. No delay by Agent shall constitute a waiver, election or acquiescence by it.

12.    TAXES AND EXPENSES

       If Borrower fails to pay promptly when due to any other Person, monies which Borrower is required to pay by reason of any provision in this Agreement (including without limitation for any tax, expense or with respect to any Lien), or to promptly contest same by proper proceedings diligently pursued, Agent may, but need not, pay the same and charge Borrower's account therefor, and Borrower shall promptly reimburse Agent. All such sums shall become additional Obligations owing to
Agent and Lenders and shall bear interest at the Default Rate hereunder. Any payments made by Agent shall not constitute: (i) agreement by Agent to make similar payments in the future, or (ii) a waiver by Agent of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing,and the receipt of any other notice with respect to all other such monies due hereunder shall be prima facia evidence that
                              ----- -----
the same was validly due and owing.

13.    CERTAIN WAIVERS

       13.1 APPLICATION OF PAYMENTS.
            ------------------------

       Except as expressly provided in this Agreement with respect to payments and prepayments on the Term Loans, Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Agent on account of any Obligations owed by Borrower, and Borrower agrees that Agent shall have the continuing exclusive right to apply and reapply such payments in any manner as Agent may deem advisable, notwithstanding any entry by Agent upon its books.

       13.2 DEMAND, ETC.
            ------------

       Except as expressly provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of nonpayment at maturity,notice of intent to accelerate, and notice of acceleration.

14.    NOTICES

       Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

  If to Agent at:          LaSalle National Bank
                           135 South LaSalle Street, Suite 510
                           Chicago, Illinois 60603
                           Attention:  Phillip J. Hagglund
                           Facsimile:  312/904-4880

  If to Lenders at:        the addresses specified below their
                           signatures to this Agreement

  If to Borrower at:       Magna Group, Inc.
                           1401 S. Brentwood Boulevard
                           St. Louis, Missouri 63144
                           Attention:  Ronald A. Buerges,
                                       Executive Vice President
                           Facsimile:  314/963-2691
or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service,
(iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above
                                     ------ -----
shall be effective upon the expiration of three (3) Business Days after its deposit in the United States mail, and notice telecopied as provided in clause (iv) above shall be
                          ------ ----
effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iii) above. Notice given in
                   ------ -----
any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however,
                                       --------
that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

15.    AGENT.
       -----

  (a)  APPOINTMENT.  Each Lender hereby designates and
       -----------
       appoints LaSalle as Agent of such Lender under this Agreement, and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers as are set forth herein, together with such other powers as are incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 15.
                                                   ----------

       The provisions of this Section 15 are solely for the
                              ----------
       benefit of Agent and Lenders, and Borrower shall not have the right to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower.

  (b)  NATURE OF DUTIES.  Agent shall not have any duties or
       ----------------
       responsibilities except those expressly set forth in this Agreement. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement, express or implied, is intended to or shall be construed to impose upon Agent any obligation in respect of this Agreement except as expressly set forth herein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of Borrower, and Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the date of this Agreement or at any time or times thereafter, except for documents delivered to Agent pursuant to this Agreement by or on behalf of the Borrower. If Agent seeks the consent or approval of the Majority Lenders to the taking or refraining from taking any action hereunder, Agent shall send notice thereof to each Lender.

       Agent shall promptly notify each Lender at any time that the Majority Lenders have instructed Agent to act or refrain from acting pursuant hereto.

  (c)  RIGHTS, EXCULPATION, ETC.  Neither Agent, any
       -------------------------
       Affiliate of Agent, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder, or in connection herewith, except that Agent shall be obligated for its gross negligence or willful misconduct in the performance of its express duties solely as Agent hereunder. Agent shall not be liable for any apportionment or distribution of payments made by it in the absence of willful misconduct or gross negligence in the performance of its express duties solely as Agent hereunder, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the enforceability, collectibility, or sufficiency of this Agreement, or any of the transactions contemplated hereby and thereby, or for the financial condition of Borrower. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the financial condition of Borrower, or the existence or possible existence of any Event of Default or Potential Default. Agent may at any time request instructions or indemnification from Lenders with respect to any actions or approvals which by the terms of this Agreement Agent is permitted or required to take or grant, and if such instructions or indemnification are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under this Agreement until it shall have received such instructions or indemnification (to Agent's reasonable satisfaction) from the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Lenders. Notwithstanding anything to the contrary contained herein, after the occurrence of an Event of Default, in the event Agent, after reasonable consultation with the Majority Lenders, fails to receive the consent or direction of the Majority Lenders, and Agent reasonably believes there is a possibility of a material impairment of the prospect of repayment of all or any material portion of the Obligations, Agent may, at its sole election, exercise the rights and remedies under
       Section 11 of this Agreement whether or not it has
       ----------
       received the consent of the Majority Lenders.

  (d)  RELIANCE.  Agent shall be entitled to rely upon any
       --------
       written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it.

  (e)  INDEMNIFICATION.  To the extent that Agent is not
       ---------------
       reimbursed and indemnified by Borrower, Lenders will reimburse and indemnify Agent, upon demand, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Agreement or any action taken or omitted by Agent under this Agreement, in proportion to each Lender's Pro Rata Share of the Commitments; provided that no Lender shall be liable for any portion of such liabilities, obligations losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct in the performance of its express duties solely as Agent hereunder. The obligations of Lenders under this Section 15(e) shall survive the payment in
                  -------------
       full of all Obligations and the termination of this Agreement.

  (f)  THE AGENT INDIVIDUALLY.  With respect to its Pro Rata
       ----------------------
       Share of the Commitments hereunder and the Revolving Loans made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lender" or "Lenders" or any similar terms shall include Agent in its individual capacity as a Lender or one of Lenders.
       Except as provided herein, Agent in its individual capacity may accept deposits from and generally engage in any kind of banking, trust or other business with Borrower as if it were not acting as Agent pursuant hereto.

  (g)  SUCCESSOR AGENT; RESIGNATION OF AGENT.
       -------------------------------------

       (1) Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Lenders and Borrower. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (2) and (3) below or as otherwise provided below.

       (2) Upon any such notice of resignation by Agent, the Majority Lenders shall appoint a successor Agent who shall be reasonably satisfactory to Borrower.

       (3) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the resigning Agent, with the consent of Borrower (which may not be withheld unreasonably), shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the

            Majority Lenders, with the consent of Borrower, appoint a successor Agent as provided above.

       (4)  Upon the appointment of a successor Agent, the term
            "Agent" shall, for all purposes of this Agreement, thereafter mean such successor.

  h.   RELATIONS AMONG LENDERS.
       -----------------------

       (1) Except as contemplated under this Agreement, no Lender shall make any loan, advance or other financial accommodation to Borrower without the prior written consent of the Majority Lenders.

       (2) Each Lender agrees that with respect to any obligations of Borrower to such Lender, it will not take any action, nor institute any actions or proceedings, against Borrower or any other obligor hereunder without the prior written consent of the Majority Lenders; provided that this provision shall not impair or effect Agent's rights and duties to take actions as provided hereunder.

  (i)  MISCELLANEOUS.  Each Lender agrees that any action
       -------------
       taken by Agent or the Majority Lenders in accordance with the provisions of this Agreement, and the exercise by Agent or the Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

  (j)  PARTICIPATIONS.  Each Lender may sell participations
       --------------
       to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it): provided, however, that (i) such Lender's
       --------  -------
       obligations under this Agreement (including, without limitation, its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with any and all payments to be made under this Agreement and (iv) the holder of any such participation shall not be entitled to voting rights under this Agreement. No Lender may, without the consent of all Lenders, make an assignment of its rights or obligations under this Agreement.

  (k)  WAIVER AND AMENDMENT.
       --------------------

       (1) Agent's or Lenders' failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement, the Revolving Credit Notes or Term Loan Notes shall not waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or Lenders of a Potential Default or Event of Default by Borrower under this Agreement, the Revolving Credit Notes or Term Loan Notes shall not suspend, waive or affect any other Potential Default or Event of Default by Borrower under this Agreement, the Revolving Credit Notes, or Term Loan Notes whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.

       (2) No amendment, modification, termination or waiver of any provision of this Agreement or the Notes relating to (i) any increase of the Commitments of any Lender, (ii) any change in the final maturity of the Loans, (iii) the reduction of interest rates applicable to the Loans or fees payable under this Agreement, or (iv) amortization of the Term Loans shall be effective without the written agreement of all of the Lenders and Borrower. No amendment, modification, termination or waiver of any other provision of this Agreement shall be effective without the written agreement of the Majority Lenders and Borrower. Whenever a consent is required, any of the Lenders shall have the right to grant or withhold same at their sole discretion.

       (3) Notwithstanding the provisions of this Section, no amendment, modification, termination or waiver of any provision of this Section 15 or any other
                                  ----------
            provision referring to Agent's rights hereunder shall be effective without the written consent of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

16.    CHOICE OF LAW AND VENUE

       This Agreement shall be deemed to have been made in the State of Illinois and the validity of this Agreement, its construction, interpretation and enforcement, and the rights of parties hereunder and concerning the Collateral, shall be determined under, governed by and construed in accordance with the laws of the State of Illinois. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the County of Cook, State of Illinois. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief. Borrower consents that all service of process upon it be made by registered mail or messenger directed to it at the address set forth in
Section 14 above and that service so made shall be deemed
----------
to be completed upon the earlier of actual receipt or three (3) Business Days after the same shall have been posted to Borrower's address by Borrower's agent as set forth below. Nothing contained in this Section 16 shall affect the right
                          ----------
of Agent or Lenders to serve legal process in any other manner permitted by law or affect the right of Agent or Lenders to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

17.    INDEMNITY

       Borrower shall indemnify, hold harmless and defend Agent, Lenders and their directors, officers, agents, counsel and employees ("Indemnified Persons") from and against all losses, claims, damages, costs, expenses and liabilities ("Losses"), whether such Losses arise or notice thereof is received by
Agent or Lenders during the term of this Agreement or after termination of this Agreement, incurred by any of them arising principally out of or relating to this Agreement, the Loans, the other Loan Documents or any other transaction contemplated hereby or thereby, other than arising out of any intercreditor relationship between Agent and Lenders or between Lenders and any Participant or subordinated debt holder and except for any such losses caused by the gross negligence or willful misconduct of such Indemnified Persons, and shall reimburse Agent or Lenders and each other Indemnified Person for any expenses including in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether any Indemnified Person is a party thereto. Each Indemnified Person may select its own counsel with respect to any Losses, in addition to any Borrower's counsel, and shall be indemnified therefor hereunder. The provisions of this Section 17 shall survive the termination
                   ----------
of this Agreement.

18.    GENERAL PROVISIONS

       18.1 ACCEPTANCE.
            -----------

       This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by Agent and Lenders.

       18.2 BINDING AGREEMENT.
            ------------------
       This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this
--------
Agreement or any rights hereunder without Agent's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Agent shall release Borrower from its obligations to Agent or Lenders. Except as otherwise provided herein, Agent and Lenders may assign this Agreement and their rights and duties hereunder, and Borrower shall execute and deliver such documents in connection with such assignment as they or such assignee may reasonably request. Except as otherwise provided herein, Lenders reserve the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in their rights and benefits hereunder; provided, however, no Lender shall assign all of its interest hereunder to any other Person without the prior consent of Borrower, which consent will not unreasonably be withheld, provided further that no Lender shall be restricted in making partial assignments or granting participation interests hereunder. Any partial assignment by a Lender of its interest hereunder shall (i) require prior notice to Borrower, Agent and the other Lenders, (ii) be a pro rata assignment of Lender's interest on all of the Loans by Lender hereunder, and (iii) be in increments of not less than $5,000,000. In connection therewith, Lenders may disclose all documents and information which Agent or Lenders now or hereafter may have relating to Borrower or Borrower's business, but shall use all reasonable efforts to ensure that the recipient of such information maintains the confidentiality of such information.

       18.3 SECTION HEADINGS.
            -----------------

       Section headings and section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

       18.4 CONSTRUCTION.
            -------------

       Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Agent, Lenders or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

       18.5 SEVERABILITY.
            -------------

       Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

       18.6 ENTIRE AGREEMENT.
            -----------------

       This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement. This Agreement may be amended only by a written agreement signed by duly authorized officers of Borrower, Agent and Lenders.

       18.7 NO FIDUCIARY RELATIONSHIP OR JOINT VENTURE.
            -------------------------------------------
       No provision herein or in any of the other Loan Documents and no course of dealing between the parties hereto shall be deemed to create any fiduciary relationship between Lenders and Borrower or Agent and Borrower nor to create any partnership or joint venture between Lenders and Borrower or Agent and Borrower.

       18.8 PUBLICITY.
            ----------

       Borrower hereby consents to the issuance or dissemination by Lenders to the public of information describing the credit accommodations entered into pursuant to this Agreement (as it may be amended, modified and supplemented from time to time) to the extent such information is available to the public pursuant to any filing made by Borrower with any Regulatory Agency, including without limitation, the name and address of

Borrower, a general description of Borrower's business and the use of Borrower's name and logo in connection therewith.

       18.9 COUNTERPARTS.
            -------------

       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

       18.10 CONFLICT.
             ---------

       In the event of a conflict between the terms of this Agreement and the terms of any Notes or other Loan Documents, the terms of this Agreement shall be controlling.

19.    WAIVER OF JURY TRIAL.

       AGENT, BORROWER AND LENDERS ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THE RIGHT MAY BE WAIVED. BORROWER AND LENDERS EACH KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM. NEITHER
LENDERS, AGENT NOR BORROWER SHALL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS THE PARTY CLAIMING THAT THIS WAIVER HAS BEEN RELINQUISHED HAS A WRITTEN INSTRUMENT SIGNED BY THE OTHER PARTY STATING THAT THIS WAIVER HAS BEEN GIVEN UP.

       IN WITNESS WHEREOF, Borrower has executed and delivered this Agreement.

  "BORROWER"                    MAGNA GROUP, INC.



                                By: /s/ G. Thomas Andes
                                   -------------------------------------
                                Title: Chairman of Board & CEO
                                      ----------------------------------

       ACCEPTED this 30th day of December, 1996, at Agent's place of business in the City of Chicago, State of Illinois.

Revolving Loan Commitment:        LASALLE NATIONAL BANK, a national
  $50,000,000                     banking association, as Agent and Lender
Revolving Loan Commitment:
  Percentage: 100%
Term Loan Commitment:             By: /s/ Phillip J. Hagglund
  $50,000,000                        ------------------------------------------
Term Loan Commitment:             Title: Vice President
  Percentage: 100%                      ---------------------------------------
                                  Address:  135 S. LaSalle Street, Suite 511
                                            Chicago, Illinois 60603
                                            Attn:  Phillip J. Hagglund
                                            Fax No. (312) 904-4880

                                                      EXHIBIT 2.1
                                                      -----------
                       REVOLVING LOAN NOTE


$50,000,000                                     Chicago, Illinois
                                                December 30, 1996


          FOR VALUE RECEIVED, the undersigned MAGNA GROUP, INC. ("Borrower") promises to pay to the order of LASALLE NATIONAL BANK ("Lender"), at 135 South LaSalle Street, Chicago, Illinois 60603, or such other place as Lender may from time to time designate in writing, on or before December 30, 1999, the principal sum of Fifty Million and 00/100 Dollars ($50,000,000) or, if less, the aggregate unpaid principal amount of all advances made by Lender as, or relating to, the Revolving Loans in accordance with the provisions of a Loan Agreement of even date herewith, among Borrower, Lender and certain other parties, as amended and supplemented from time to time ("Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

          Except as hereinafter provided, Borrower's obligations and liabilities to Lender under this Note ("Borrower's Liabilities") unpaid from time to time shall bear interest from the date hereof until paid at the applicable rate provided in
Section 2.8 of the Loan Agreement. Interest shall be computed on the basis of actual days elapsed over a 360-day year and shall be payable in arrears, at the times provided in the Loan Agreement.

          If any of Borrower's Liabilities are not paid when due and payable or declared due and payable, interest, in lieu of the interest hereinabove provided, shall accrue on Borrower's Liabilities from the due date of the same until paid, at the "Default Rate" (as defined in the Loan Agreement). Such amounts shall be part of Borrower's Liabilities immediately due and payable by Borrower to Lender without notice by Lender to or demand by Lender of Borrower.

          Borrower warrants and represents to Lender that Borrower shall use the proceeds represented by this Note solely for proper business purposes, and consistently with all applicable laws and statutes. Borrower further warrants and represents to Lender and covenants with Lender that Borrower is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds represented by this Note will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          This Note is a Revolving Loan Note referred to in the Loan Agreement to which reference is made for a statement of the terms and conditions under which prepayments on this Note may and shall be made, for a description of the circumstances under which this Note may be declared due and payable.

          The occurrence of an Event of Default under the Loan
Agreement, or Borrower's failure to pay any of Borrower's
Liabilities when due and payable or declared due and payable shall constitute a default by Borrower ("Event of Default") under this Note.

          Upon an Event of Default hereunder, without notice by Lender to or demand by Lender of Borrower, all of Borrower's Liabilities shall be due and payable, forthwith. The acceptance by Lender of any partial payment made hereunder after the time when any obligation under this Note becomes due and payable will not establish a custom, or waive any rights of Lender to enforce prompt payment hereof. Borrower and every endorser hereof waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note.

          Subject to the provisions of the Loan Agreement, if at any time or times after the date of this Note, Lender:
(a) employs counsel for advice or other representation (i) to represent Lender in any litigation, contest, dispute, suit, proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Borrower or any other person) in any way or respect relating to this Note, or (ii) to enforce any rights of Lender against Borrower; and/or (b) attempts to or enforces any of Lender's rights and remedies against Borrower or any other party primarily or otherwise liable with respect to Borrower's Liabilities, the reasonable costs and expenses incurred by Lender in any manner or way with respect to the foregoing shall be part of Borrower's Liabilities, payable by Borrower to Lender on demand. Without limiting the generality of the foregoing, such expenses, costs, charges and fees include reasonable attorneys' fees, costs and expenses.

          If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

          This Note is submitted by Borrower to Lender at Lender's principal place of business and shall be deemed to have been made thereat. This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.

          To induce Lender to accept this Note, Borrower, irrevocably, agrees that, subject to Lender's sole and absolute election, all actions or proceedings in any way, manner or respect, arising out of or from or related to this Note, shall be litigated in courts having situs within the County of Cook, State of Illinois. Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within said county and state. Borrower hereby waives any right Borrower may have to transfer or change the venue of any litigation brought against Borrower by Lender in accordance with this paragraph.

          BORROWER AND LENDER EACH WAIVE ANY RIGHT TO TRIAL BY
JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.

          IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed on the 30th day of December, 1996.

                              MAGNA GROUP, INC.



                              By:
                                    -----------------------------
                              Title:
                                    -----------------------------

                         ATTEST:


                              By:
                                    -----------------------------
                              Title:
                                    -----------------------------

                                                      EXHIBIT 2.2
                                                      -----------
                         TERM LOAN NOTE

$---------------                                Chicago, Illinois
                                           ---------------, 199--


          FOR VALUE RECEIVED, the undersigned MAGNA GROUP, INC. ("Borrower") promises to pay to the order of ----------------------------- ("Lender"), at
--------------------------- or such other place as Lender may from time to time designate in writing, the principal sum of ---------------------------- and 00/100 Dollars
($---------------), in ----- (--) equal consecutive quarterly installments in the amount of -------------- Dollars ($--------------------) each, commencing on the ----- day of
------ and on the first day of each calendar quarter thereafter, together with a final payment of the outstanding principal balance of this Note and all accrued and unpaid interest on the ---- day of ----------------, ----.

          Except as hereinafter provided, Borrower's obligations and liabilities to Lender under this Note ("Borrower's Liabilities") unpaid from time to time shall bear interest from the date hereof until paid at the applicable rate provided in
Section 2.8 of the Loan Agreement dated December 30, 1996, among Borrower, Lender and certain other parties, as amended and supplemented from time to time "Loan Agreement"). Interest shall be computed on the basis of actual days elapsed over a 360-day year and shall be payable in arrears, at the times provided in the Loan Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.


          If any of Borrower's Liabilities are not paid when due and payable or declared due and payable, interest, in lieu of the interest hereinabove provided, shall accrue on Borrower's Liabilities from the due date of the same until paid, at the "Default Rate" (as defined in the Loan Agreement). Such amounts shall be part of Borrower's Liabilities immediately due and payable by Borrower to Lender without notice by Lender to or demand by Lender of Borrower.

          Borrower warrants and represents to Lender that Borrower shall use the proceeds represented by this Note solely for proper business purposes, and consistently with all applicable laws and statutes. Borrower further warrants and represents to Lender and covenants with Lender that Borrower is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds represented by this Note will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          This Note is a Term Loan Note referred to in the Loan Agreement to which reference is made for a statement of the terms and conditions under which prepayments on this Note may and shall be made and for a description of the circumstances under which this Note may be declared due and payable.

          The occurrence of an Event of Default under the Loan
Agreement, or Borrower's failure to pay any of Borrower's
Liabilities when due and payable or declared due and payable shall constitute a default by Borrower ("Event of Default") under this Note.

          Upon an Event of Default hereunder, without notice by Lender to or demand by Lender of Borrower, all of Borrower's Liabilities shall be due and payable, forthwith. The acceptance by Lender of any partial payment made hereunder after the time when any obligation under this Note becomes due and payable will not establish a custom, or waive any rights of Lender to enforce prompt payment hereof. Borrower and every endorser hereof waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note.

          Subject to the provisions of the Loan Agreement, if at any time or times after the date of this Note, Lender:
(a) employs counsel for advice or other representation (i) to represent Lender in any litigation, contest, dispute, suit, proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Borrower or any other person) in any way or respect relating to this Note, or (ii) to enforce any rights of Lender against Borrower; and/or (b) attempts to or enforces any of Lender's rights and remedies against Borrower or any other party primarily or otherwise liable with respect to Borrower's Liabilities, the reasonable costs and expenses incurred by Lender in any manner or way with respect to the foregoing shall be part of Borrower's Liabilities, payable by Borrower to Lender on demand. Without limiting the generality of the foregoing, such expenses, costs, charges and fees include reasonable attorneys' fees, costs and expenses.

          If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

          This Note is submitted by Borrower to Lender at Lender's principal place of business and shall be deemed to have been made thereat. This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.

          To induce Lender to accept this Note, Borrower, irrevocably, agrees that, subject to Lender's sole and absolute election, all actions or proceedings in any way, manner or respect, arising out of or from or related to this Note, shall be litigated in consents and submits to the jurisdiction of any local, state or federal court located within said county and state. Borrower hereby waives any right Borrower may have to transfer or change the venue of any litigation brought against Borrower by Lender in accordance with this paragraph.

          BORROWER AND LENDER EACH WAIVE ANY RIGHT TO TRIAL BY
JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.

          IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed on the ---- day of ---------, ----.


                              MAGNA GROUP, INC.



                              By:
                                    -----------------------------
                              Title:
                                    -----------------------------

                         ATTEST:


                              By:
                                    -----------------------------
                              Title:
                                    -----------------------------


                                    -3-